                                                                        EXHIBIT 10.33

LEASE

Date:           February 9, 2007

Lessor: NNN VF WOODSIDE CORPORATE PARK, LLC, a Delaware limited liability company ("Lessor"), acting by and through Triple Net Properties, Realty Inc., (“Agent” for Lessor)

Lessee: MERIX CORPORATION, an Oregon corporation

1. Lease Terms

1.01 The Premises is Suite 200 located within the Building whose address is 15725 SW Greystone Court, Beaverton, Oregon 97006.  The Premises contains approximately 11,984 rentable square feet and is shown on Exhibit “A-1.”  The Building contains approximately 48,555 rentable square feet and is part of the Project.  The Project is depicted on Exhibit “A-2” and contains approximately 193,983 rentable square feet.  The Project is part of the Woodside Corporate Park (the “Property”).

1.02 Lessee’s Notice Address:                                                      Merix Corporation

15725 SW Greystone Court

Beaverton, Oregon 97006

Attn:

with a copy to:                                                      Perkins Coie, LLP
1120 N.W. Couch Street, Tenth Floor
Portland, OR 97209-4128
Attn:  Christopher T. Matthews

1.03 Lessor’s Notice Address:                                                      Robert Munson
Triple Net Properties, LLC
4 Hutton Centre Drive, Suite 700
South Coast Metro, CA 92705

1.04 Lessee’s Permitted Use:  Lessee shall use the Premises only for the following purpose(s) and for no other purpose whatsoever:  general administrative office use.

1.05 Lease Term:  The Lease Term commences on April 16, 2007 (the “Estimated Commencement Date”) or such other date as is determined by the provisions of this Lease (the “Commencement Date”) and ends on the final day of the eighty-eighth (88th) full calendar month thereafter (the “Expiration Date”).

1.06 Base Rent:  Base Rent shall be paid monthly in the amounts specified below, calculated at an initial rate of Twenty and 50/100 Dollars ($20.50) per rentable square foot then escalated at three percent (3%) each twelve (12) months.  If the Commencement Date is other than the first day of a calendar month, then Base Rent for the partial month occurring after the four (4) month abated Base Rent period and before the first (1st) day of month five (5) shall be paid at the month five (5) rate.

Months	Base Rent
1 – 4.00
5 – 12	$20,472.67
13 – 24	$21,086.85
25 – 36	$21,719.45
37 – 48	$22,371.04
49 – 60	$23,042.17
61 – 72	$23,733.43
73 – 84	$24,445.43
85 – 88	$25,178.80

1.07 Security Deposit:  $25,178.80.

1.08 Base Year:                      2007.

1.09 Proportionate Share:  Lessee’s Proportionate Share of the Project, which represents the approximate proportionate share of the Premises to the Project is a percentage derived by taking the rentable square footage of the Premises and making that figure the numerator, and the rentable square footage of the Project and making that figure the denominator, and dividing the numerator by the denominator.  Lessee's Proportionate Share of the Project is currently calculated at 6.178%.  Lessee’s Proportionate Share of the Building within which the Premises is located, which represents the approximate proportionate share of the Premises to the Building, is a percentage derived by taking the rentable square footage of the Premises and making that figure the numerator, and the rentable square footage of the Building and making that figure the denominator, and dividing the numerator by the denominator. Lessee's Proportionate Share of the Building is currently calculated at 24.681%.  Lessee's Proportionate Share of the Project and Lessee's Proportionate Share of the Building shall be adjusted during the Lease Term to reflect any change in the respective fractions, if the size of the Project, the Building or the Premises changes.

1.10 Brokers: Grubb & Ellis (Lessor) and Colliers International (Lessee).

2. Lease of Premises

2.01 Lessor leases to Lessee, and Lessee leases from Lessor, the Premises, upon the terms of this Lease.  The Premises are leased “AS IS” except only for Lessor’s obligations under Exhibit “B.”  The improvements to be constructed by Lessor pursuant to Exhibit “B” are herein referred to as “Lessor’s Work.”  Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty regarding the Premises except as expressly set forth herein.  The square footages set forth in this Lease are approximate and based on BOMA standards; if the square footage is certified by the project architect, at Lessee’s expense based upon a request made by Lessee on or before the Commencement Date, then such certified square footage shall be used for all purposes hereunder.  Lessor will deliver the Premises to Lessee with existing plumbing, electrical, fire sprinkler, lighting, air conditioning, heating and mechanical systems located in the Premises, if any, in good working condition.

2.02 Lessor’s Work shall be installed by Lessor in compliance with all codes, laws, ordinances and other legal requirements.  Lessee, at its sole expense, agrees to comply with all laws, codes, ordinances and other legal requirements (including covenants and restrictions) applicable to the Premises (herein “Laws”).  Lessee agrees to cause the Premises to comply with all Laws, including by making any changes to the Premises necessitated by any Lessee activity, including but not limited to changes required by (a) any Lessee Alterations (as defined below), or (b) any use of the Premises or Property by Lessee; provided, Lessor reserves the right to accomplish such changes itself at the expense of Lessee; provided, this provision does not obligate Lessee to correct any violation of law that exists prior to the Commencement Date or that is unrelated to Lessee’s use.  If any activity of Lessee necessitates changes to the Project other than the Premises, then Lessor may elect to accomplish the same at the reasonable expense of Lessee or to require Lessee accomplish the same at its own expense.

2.03 If for any reason Lessor cannot deliver possession of the Premises on the Estimated Commencement Date of the Lease Term, Lessor will not be subject to any liability nor will the validity of this Lease be affected in any manner except as provided herein.  In that event, the Commencement Date shall be delayed until delivery of possession in which event the Expiration Date of the Lease Term shall be extended to include the same number of full calendar months as set forth in Paragraph 1 above (plus any partial first month); provided, in the event delivery of possession is delayed by any act, omission or request of Lessee, then the Premises shall be deemed to have been delivered (and the Commencement Date shall occur) on the earlier of the actual date of delivery or the date delivery would have occurred absent the number of days of such delay attributable to Lessee (but not days  of delay attributable to Lessor) and the term shall then be for such number of full calendar months (plus any partial first month). If for any reason possession of the Premises is not delivered within ninety (90) days of scheduled Commencement Date set forth in Paragraph 1 above, Lessee may terminate this Lease by written notice given after such ninety (90) day period but prior to delivery of possession; provided, such ninety (90) day period shall be extended by (a) the number of days of delays attributable to Lessee (including but not limited to delays in approvals of plans or cost estimates, delays related to changes in plans requested by Lessee whether or not approved by Lessor, delays caused by early entry by Lessee, and/or other delays directly attributable to Lessee), plus (b)  the number of days of delays caused by events beyond the reasonable control of Lessor (including but not limited to fire, earthquake, other casualty, inclement weather, acts of God, shortages of labor or material, excessive lead times on timely ordered items, strike, acts or omissions of government, and/or delays in governmental permits, inspections or approvals timely requested by Lessor).  Any such termination shall be without liability of Lessor to Lessee.  Any such termination by Lessee shall be Lessee’s sole remedy for delay in delivery of possession.

2.04 Upon expiration or termination of this Lease, Lessee agrees to return the Premises to Lessor in the same condition as received by Lessee, reasonable wear and tear and casualty excepted, with all removal, repair, and restoration duties of Lessee set forth herein being fully performed; Lessee is not obligated to remove “Lessor’s Work”, all of which shall be deemed realty and part of the Premises.

2.05 Upon request made by Lessor following the Commencement Date, Lessee shall execute and deliver an agreement setting forth the Commencement Date, the date upon which the Lease Term shall expire, and such other matters regarding the commencement of this Lease as Lessor shall request; the initial form of such document is attached as Exhibit “F.”  If Lessee, with Lessor’s prior written consent, occupies the Premises prior to the Commencement Date, Lessee’s occupancy of the Premises shall be subject to all the provisions of the Lease. Early occupancy of the Premises shall not advance the Expiration Date of the Lease. Lessee shall pay Base Rent during the early occupancy period and all other charges shall begin to accrue on the date of such early occupancy.

2.06 Lessee shall have the following renewal right.

(a) Grant of Option.  Lessor hereby grants to Lessee the option to renew this Lease for an additional term (the “Renewal Term”) of sixty (60) months commencing on the first day after the Expiration Date of the initial Term.  If the option is exercised, references elsewhere herein to Term shall include the Renewal Term.

(b) Exercise.  Lessee must exercise the option to renew, if at all, by giving Lessor written notice of such exercise not less than three hundred sixty (360) days prior to the Expiration Date of the initial Lease Term.  Upon exercise of the option to renew, the Lease Term shall be extended through the Expiration Date of the Renewal Term on the same terms and conditions as contained herein, except that (i) there shall be no further right to renew the Lease Term beyond the Renewal Term, and (ii) Base Rent during the Renewal Term shall be determined pursuant to this Section 2.06.

(c) Base Rent.  Base Rent for the first twelve (12) months of the Renewal Term shall be the greater of (i) the Base Rent scheduled for the final month of the initial Lease Term, or (ii) the fair market base rental value of the Premises; Base Rent shall increase by three percent (3%) each twelve (12) months.  As used herein, the fair market base rental value of the Premises is defined as the amount of base monthly rental, which a willing and fully informed lessee would pay and which a willing and fully informed lessor would accept for minimum rental of the Premises on the terms set forth in this Lease for a sixty (60) month term as of the first day of the Renewal Term.  In determining the fair market base rental value, reference may be made to other recent leases in the Building and/or in other buildings owned or managed by Lessor.

Lessor and Lessee shall attempt, in good faith, to agree upon the fair market base rental value of the Premises.  If they are unable to agree by the one hundred eightieth (180th) day prior to the Expiration Date of the Lease Term, then, within ten (10) days thereafter, Lessor and Lessee shall (x) each submit in writing their respective offer of fair market base rental value, and (y) jointly appoint an MAI or other qualified appraiser, who shall deliver, within thirty (30) days after appointment, his or her written letter of opinion as to which of the two figures submitted by Lessor and Lessee is closest to the fair market base rental value of the Premises effective as of the date the rental adjustment is to occur, which opinion shall be deemed to be the fair market base rental value of the Premises.  If such fair market base rental value is less than Base Rent for the last month of the initial Lease Term, then Base Rent for the Renewal Term shall be the same as for the last month of the initial Lease Term.  The fee of the appraiser shall be paid by the party whose offered figure is not selected by the appraiser.

In the event the parties are unable to agree on the appraiser within the ten day period, then within ten (10) days thereafter the parties shall each appoint their own appraiser (each an "Initial Appraiser") at their own expense. Within ten (10) days thereafter, the Initial Appraisers shall together appoint a third qualified appraiser.  If either party fails to timely notify the other of its appointment of an Initial Appraiser, the remaining Initial Appraiser shall be deemed the appraiser hereunder.  If for any reason, the fair market base rental value of the Premises is not determined prior to the first day of the Renewal Term, this Lease shall nevertheless remain in effect, and during the interim period until such rental rate is finally determined, Lessee shall pay Base Rent in an amount equal to the amount which was scheduled to be paid for the final full month of the initial Lease Term.  Any accrued payment shortage, together with interest at the rate of nine percent (9%) per annum on unpaid amounts from the applicable dates, shall be made within ten (10) days of the determination of the renewal rental rate.

(d) Nature of Option.  The right to exercise the option to renew shall be suspended during any event of Default hereunder by Lessee and also shall terminate on the termination of this Lease or of Lessee's right of possession; provided, if the option to renew shall have been exercised prior to the termination for Default, then the calculation of damages upon such termination shall include damages with respect to the Renewal Term.

(e) Amendment to Lease.  If Lessee exercises the option to renew this Lease, Lessor and Lessee shall execute and deliver an amendment to this Lease setting forth such fact and the amount of Base Rent for the Renewal Term.  At that time, Lessee shall also pay to Lessor any additional sum necessary to increase any security deposit held hereunder to equal the then projected last month's Base Rent.

2.07 Lessee shall have the following first refusal right.

(a) The "Additional Space" is the leasable area of the Building which is outlined on Exhibit E attached hereto.  At any time during the Lease Term that Lessor receives a bona fide third party offer to lease the Additional Space or any portion of it (other than to an existing Lessee who is renewing or extending its lease), Lessor shall communicate to Lessee, in writing, the financial consideration and other terms of such offer.  Lessor's communication shall constitute an offer to Lessee to lease the Additional Space or applicable portion thereof on the terms set forth in such communication and otherwise on the terms set forth in Lease.  Lessee specifically acknowledges that a third party may be willing to lease the Additional Space for a term which is longer than the unexpired balance of the Lease Term, or as part of a larger space.  Therefore, Lessor may offer the Additional Space or the applicable portion thereof to Lessee on terms which require Lessee (i) to extend the balance of the Lease Term (at a rent acceptable to Lessor) to coincide with the length of the term being considered with respect to the third party, (ii) to lease the entirety of the larger space, and/or (iii) to agree to other conditions designed to protect Lessor's interest.

(b) Lessee shall have until 5:00 p.m. on the tenth (10th) day following receipt of Lessor's communication to execute a lease or an addendum hereto with Lessor for the space offered by Lessor's communication, on the terms set forth in this Lease and in Lessor's communication.  Should Lessee fail to execute such a lease or addendum, or otherwise indicate rejection of such communication, Lessor may negotiate with the intended third party and execute a lease with such third party on any terms negotiated, whether similar or dissimilar to those originally communicated to Lessee, so long as Lessor's communication to Lessee was made in good faith; provided, if the Base Rent or improvement allowance, if any, offered to the third party is changed in favor of the third party by more than ten percent (10%), then a new offer must be made to Lessee pursuant to this provision.  If a lease with the third party is signed, this shall terminate Lessee's rights hereunder as to the Additional Space.  If a lease with the third party is not signed, the Additional Space shall again be subject to this right of First Refusal.

(c) The rights of Lessee under this Section shall be suspended during any event of Default and shall terminate upon any termination of this Lease or of Lessee's right of possession hereunder; provided, however, in the event Lessee shall have exercised an expansion right pursuant to this Section and Lessor subsequently terminates this Lease or Lessee's right of possession hereunder for Default, the damages to which Lessor shall be entitled shall include damages with respect to the leasing of the expansion space.

(d) At such time as Lessee rejects a communication by Lessor or otherwise has no rights (or less rights) with respect to Additional Space or any portion thereof, Lessee shall execute and deliver to Lessor a certificate setting forth the status of the remaining rights, if any, which Lessee enjoys with respect to the Additional Space, the compliance of Lessor with the process set forth in this Section, and such other matters as Lessor may recently request.

2.08 Lessee shall have the following early expiration right.  Lessee shall have the right to cause the Lease Term to expire on the final day of the sixty-fourth (64th) full calendar month of the Lease Term (herein the “Revised Expiration Date”), upon and subject to the following provisions.

(a) Expiration Notice.  This right shall be exercised, if at all, by written notice (the “Expiration Notice”) given by Lessee to Lessor no later than two hundred seventy (270) days prior to the Revised Expiration Date.  Such Expiration Notice shall be valid only if (i) at the time the Expiration Notice is given, Lessee shall not be in Default and no act, event, condition, or omission has occurred which, alone or together with notice and/or the passage of time, would constitute a Default under the terms of this Lease, and (ii) such Expiration Notice is accompanied by the payment required by paragraph (c) below.  The parties agree that such payment is paid to compensate Lessor for economic loss which Lessor would suffer by reason of the early expiration of this Lease and that the amount of such compensation has been negotiated by the parties and is agreed to be reasonable.  Lessee understands that Lessor does not typically grant early expiration rights and that Lessor would be unwilling to grant such a right in this Lease absent this agreement to be reasonably compensated.

(b) Revision of Expiration Date.  Upon the giving of an effective Expiration Notice and the making of the payment required by this provision, the Expiration Date of the term of this Lease shall be and become the Revised Expiration Date as perfectly as if such Revised Expiration Date had been the Expiration Date originally set forth in this Lease.  Until such Revised Expiration Date, this Lease shall continue in full force and effect without abatement of rent or other diminishment of the obligations of Lessee hereunder.  The expiration of the Lease upon the Revised Expiration Date shall not terminate any previously accrued liabilities or obligations of Lessee, all of which shall survive such expiration.

(c) Payment.  All commissions paid by Lessor related to this Lease and all costs of Landlord’s Work (including labor, materials, permits, general conditions, and all other hard and soft costs) shall be calculated by Lessor and such calculation shall be delivered to Lessee following request.  Any Expiration Notice, to be effective, must be accompanied by payment of the unamortized portion of such expenses through the Revised Expiration Date with amortization calculated on a straight line eighty-four (84) month basis over the eighty-four (84) Base Rent paying months of the Lease Term, plus (ii) the amount of Base Rent and Operating Expenses that would have been payable hereunder for months sixty-five (65) through seventy (70) of the Lease Term.

(d) Additional Documents.  Upon request following the giving of an effective Expiration Notice, both parties shall execute an amendment to this Lease setting forth the revision of the Expiration Date; provided, the failure of the parties to execute any such amendment shall not affect their respective rights hereunder.  At any time within ten (10) days of Lessor’s reasonable written request, Lessee shall execute and deliver a statement indicating whether or not an Expiration Notice has been given and such matters with respect to any Expiration Notice which has been given as Lessor may request.

2.09 Lessee has the nonexclusive right to use the common areas in the Building, and the exterior common areas of the Project, in a reasonable manner for their respective intended purposes.  Common areas are areas not separately demised for use by a tenant or owner.  The common areas may be changed from time to time but, except as may be required by law or during temporary construction periods, no such change will materially adversely affect access to or parking for the Premises.

3. Base Rent

On or before the first day of each calendar month of the Lease Term, Lessee will pay to Lessor the Base Rent for such month.  Base Rent for any first partial month and for the first full calendar month of the Lease Term, together with the Security Deposit, are due and payable upon execution of this Lease.  Monthly rent for any partial calendar month will be prorated.  All sums payable by Lessee to Lessor hereunder shall be deemed rent.  Base Rent and all other amounts required to be paid by Lessee hereunder shall be paid without deduction or offset and without prior notice or demand.  All such amounts shall be paid in lawful money of the United States of America and shall be paid to Lessor at the address stated herein or to such other persons or to such other places as Lessor may designate in writing from time to time.  Amounts payable hereunder shall be deemed paid when actually received by Lessor.

4. Additional Rent

4.01 Unless otherwise specifically stated in this Lease, any charge payable by Lessee under this Lease other than Base Rent is called “Additional Rent.”  The term “rent” whenever used in this Lease means Base Rent, Additional Rent and/or any other monies payable by Lessee under the terms of this Lease.

4.02 “Operating Expenses” as used herein shall include all costs and expenses related to the ownership, management, operation, maintenance, replacement, improvement and repair of the Premises, Building, Project and/or Property, or any part thereof, incurred by Lessor including but not limited to:  (1) supplies, materials, labor, equipment, and tools; (2) Lessor-incurred Utility and Service Costs (as further described in Paragraph 4.03B below), security, janitorial, trash removal, and all applicable service and maintenance agreements; (3) legal, accounting, and consulting fees, costs and expenses, including but not limited to the cost of contests of Real Property Taxes; (4) Insurance Premiums for all policies deemed necessary by Lessor and/or its lenders, and all deductible amounts under such policies (as further described in Paragraph 4.03C below); (5) costs and expenses of operating, maintaining, and repairing the Project, including but not limited to all interior areas and also driving, parking, loading, and other paved or unpaved areas (including but not limited to, resurfacing and striping and any snow and ice removal Lessor elects to conduct), landscaped areas (including but not limited to, tree trimming), building exteriors (including but not limited to, painting and roof work), signs and directories, and lighting; (6) capital improvements and replacements (including but not limited to, all financing costs and interest charges); (7) compensation (including but not limited to, any payroll taxes, worker’s compensation for employees, and customary employee benefits) of all persons, including independent contractors, who perform duties, or render services on behalf of, or in connection with the Project, or any part thereof, including but not limited to, Project operations, maintenance, repair, and rehabilitation; (8) reasonable property management fees and the cost of providing space used by the property manager; and (9) Real Property Taxes (as further described in Paragraph 4.03A, below).  Operating Expenses may include the portion of such items allocated to the Project, if incurred on a park-wide basis at the Property.

Notwithstanding anything contained in this Lease, no expenses incurred for the following shall be included in Operating Expenses chargeable to Lessee under this Lease: (1) rent on any ground lease; (2) costs incurred in connection with the original construction or any expansion of the Project, including any interest or payments on any financing, or any portion of the cost of correcting defects in the initial design or construction of any portion of the Project or any expansion or other work performed by or for Lessor; (3) any depreciation and amortization of the Project; (4) damages, cost, charge, fine or penalty relating to any violation of law or contract by Lessor, or Lessor's expenses incurred in connection with responding to or contesting the same; (5) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed or advanced money, except as expressly permitted herein; (6) any cost related to the operation of Lessor as an entity rather than the operating of the Project, including the cost and formation of the entity, internal accounting, legal matters, preparation of tax returns, etc.; (7) repairs occasioned by fires, windstorm or other casualty to the extent such repairs are covered by insurance or would have been covered by a standard "all risk" form of casualty insurance policy; (8) all costs for which Lessor has received reimbursement or is entitled to receive reimbursement pursuant to any law or agreement other than this Section (including, without limitation, insurance and condemnation proceeds), except by way of basic rents or escalation rents; (9) any property manager's or agent's fees in excess of five (5) percent of gross revenue; (10) legal fees in connection with the sale or lease of all or any portion of the Project, or any interest therein, or any financing or refinancing related to any portion of the Project, or in connection with any dispute with third parties claiming an interest adverse to Lessor in the Project or any portion thereof, and legal fees and auditing fees, other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of the Project or in connection with the preparation of the statements required to be given for expenses to be paid by Lessee pursuant to additional rent or lease escalation provisions contained in this Lease; (11) executives' salaries above the grade of Property manager; (12) any expense incurred to investigate or remediate any Hazardous Materials on the Premises.  Any Operating Expenses (such as parking lot repaving) properly chargeable to capital accounts shall be amortized over the useful life of the applicable item(s) in accordance with GAAP.

4.03 A “Real Property Taxes” shall include any fee, license fee, tax, levy, charge, or assessment (hereinafter individually and/or collectively referred to as “Tax”) imposed by any authority having the direct or indirect power to tax and where such Tax is imposed against the Project, or any part thereof, or Lessor in connection with its ownership or operation of the Project, including but not limited to: (1) any Tax on rent or Tax against Lessor’s business of leasing the Project; (2) any Tax by any authority for services or maintenance provided to the Project, or any part thereof, including but not limited to, fire protection, streets, sidewalks, and utilities; (3) any Tax on real estate or personal property levied with respect to the Project, or any part thereof, and any fixtures and equipment and other property used in connection with the Project; (4) any Tax based upon a reassessment of the Project due to a change in ownership or transfer of all or part of Lessor’s interest in the Project; and, (5) any Tax replacing, substituting for, or in addition to any Tax previously included in this definition.  Real Property Taxes do not include Lessor’s federal or state net income taxes.

4.03B  “Utility and Service Costs” shall include all Lessor incurred utility and service costs and expenses (excluding telephone service) including but not limited to costs related to water and plumbing, electricity, gas, lighting, steam, sewer, waste disposal, and HVAC, and all costs related to plumbing, mechanical, electrical, elevator, HVAC, and other systems.

4.03C  “Insurance Premiums” shall include all insurance premiums for all insurance policies maintained by Lessor from time to time related to the Project.

4.04 Throughout the Lease Term, Lessee will pay as Additional Rent its Proportionate Share (of the Project and/or Building, as designated from time to time by Lessor) of Operating Expenses to the extent the same exceed the level of Operating Expenses incurred in the Base Year.  Estimated payments shall be made monthly on or before the first day of each calendar month each in the amount of Lessor’s then current estimate as outlined below.  Lessee’s Proportionate Share will be prorated for partial months.  All Operating Expenses will be adjusted, at the election of Lessor, to reflect 100% occupancy during any calendar year in which the Project is not fully occupied.

4.05 Lessee’s Proportionate Share of Operating Expenses shall be determined and paid as follows:

4.05A.                      Lessee’s Operating Expense estimates:  On or about April 1st of each calendar year, Lessor will provide Lessee with a statement of:  (1) Lessee’s annual share of estimated Operating Expenses over the Base Year level for the then current calendar year; (2) Lessee’s monthly Operating Expense estimate for the then current year; and, (3) Lessee’s retroactive estimate correction billing (for the period of January 1st through the date immediately prior to the commencement date of Lessee’s new monthly Operating Expense estimate) for the difference between Lessee’s new and previously billed monthly Operating Expense estimates for the then current year.

4.05B.                      Lessee’s Proportionate Share of actual annual Operating Expenses:  Each year, Lessor will provide Lessee with a statement (“Operating Statement”) reflecting the total amount by which the Operating Expenses for the previous calendar year exceeded the Base Year level.  If the total of Lessee’s Operating Expense estimates billed for the previous calendar year are less than Lessee’s Proportionate Share of the actual Operating Expenses, the Operating Statement will indicate the payment amount and date due.  If Lessee has paid more than its Proportionate Share of Operating Expenses for the preceding calendar year, Lessor will credit the overpayment toward Lessee’s future Operating Expense obligations.  Monthly Operating Expense estimates are due on the 1st of each month and shall commence in the month specified by Lessor.  Lessee’s retroactive estimate correction, and actual annual Operating Expense charges, if any, shall be due, in full, on the date(s) specified by Lessor.

4.06 Lessee shall pay each Operating Expense in accordance with Lessee’s Proportionate Share of the Building or Lessee’s Proportionate Share of the Project, whichever is designated by Lessor.  Real Property Taxes for the Building shall be charged based on Lessee’s Proportionate Share of the Building.  Lessor shall have the right to make allocations (“Allocations”) to Lessee of any one or more Operating Expenses on a different basis but only if Lessor has a reasonable basis to do so.  For example, if reasonable, Lessor shall have the right to elect at any time and from time to time (a) to make any Allocation of one or more Operating Expenses based upon Lessee’s Proportionate Share of the Building and to make other Allocations on Lessee’s Proportionate Share of the Project, (b) to make Allocations of certain Operating Expense items among less than all lessees and/or other than based upon the respective square footages of the lessees, (c) to make different Allocations for different Operating Expenses, and/or (d) to alter an Allocation or the method of determining an Allocation from time to time. In no event shall Lessor be liable to Lessee based upon any incorrect or disputed Allocation (although any excess payments shall be applied or refunded) nor shall Lessee have any right to terminate this Lease by reason of any such Allocation.

4.07 Unless Lessee objects to any Operating Statement by written notice to Lessor within thirty (30) days after Lessor provides such Operating Statement to Lessee, such Operating Statement shall be considered final and binding on Lessee.  Should Lessee object in writing to Lessor’s determination of actual annual Operating Expenses within thirty (30) days following delivery of Lessor’s annual Operating Statement, Lessor shall respond to Lessee’s objection within thirty (30) days and the parties shall, during the period thirty (30) days thereafter, negotiate in good faith to reach an agreement with respect to Lessor’s annual Operating Statement and Lessee’s objection thereto and to make any payment or allowance necessary to adjust Lessee’s estimated payments, if any, to Lessee’s Proportionate Share of Operating expenses as shown by the annual Operating Statement.  In the event the parties are unable to so reach an agreement, then Lessor and Lessee will engage an independent certified public accountant with at least five (5) years experience, designated by Lessee from a list of three provided by Lessor, to audit Lessor’s actual Operating Expenses for the period and determine if Lessor charged to Lessee more than the maximum amount as Lessee’s Proportionate Share of Operating Expenses for the period.  The CPA’s determination shall be conclusive and binding on the parties.  If such audit discloses that Lessor overstated the amount of Lessee’s Proportionate Share of Operating Expenses due for such period, Lessor shall refund such excess to Lessee, or at Lessor’s option, such refund will be offset against the next Operating Expenses payment due.  If such audit discloses that Lessor understated the amount of Lessee’s Proportionate Share of Operating Expenses due for such period, Lessee shall pay to Lessor the additional amount that is due as a result of Lessor’s understatement within thirty (30) days of the audit and Lessee shall be solely responsible for the cost and expense of such audit.  Lessee shall promptly pay the cost of such audit unless such audit determines that Lessee was overbilled by more than 5% as its Proportionate Share of Operating Expenses for such year; if the audit shows an overcharge of less than 5%, Lessee shall pay the cost of the audit but Lessor shall reimburse Lessee for one-half of such cost or, if less, an amount equal to the overcharge amount.  Pending resolution of any objection, Lessee shall continue paying Lessee’s Proportionate Share of Operating Expenses in the amounts determined by Lessor.  Objecting to an annual Operating Statement and receiving a refund or credit as provided herein are the sole remedies of Lessee regarding Operating Expense issues and disputes.  In no event whatsoever shall Lessor be liable for damages nor shall Lessee have a right to terminate this Lease by reason of Operating Expense calculations, charges or disputes.

5. Late Charges and Interest

If any sum payable by Lessee to Lessor is not received by Lessor within five (5) days after it becomes due, Lessee shall pay a late charge equal to fifty dollars ($50.00) or ten percent (10%) of the then delinquent amount, whichever is greater.  A fifty dollar ($50.00) handling fee will be paid to Lessor by Lessee for each bank returned check, and Lessee will be required to make all future payments to Lessor by wire or electronic transfer or by cashier’s check.  The acceptance of late charges and returned check charges by Lessor will not constitute a waiver of Lessee’s Default nor any other rights or remedies of Lessor.  Any sum due by either party hereunder that is not paid within thirty (30) days after a written demand is made therefor, shall accrue interest at the rate of nine percent (9%) per annum until such sums are paid in full.

6. Security Deposit and Financial Reporting

6.01 Upon Lessee’s execution of this Lease, Lessee will deposit with Lessor an initial Security Deposit in the amount specified in Paragraph 1 as security for Lessee’s full and faithful performance of every provision under this Lease.  Lessor will not be required to keep the Security Deposit separate from its general funds and has no obligation or liability for payment of interest thereon (except when required by law).  Lessee hereby grants to Lessor a security interest in the Security Deposit.  Lessee will not have the right to apply any part of the Security Deposit to any amounts payable under the terms of this Lease nor is it a measure or limitation of Lessor’s damages in event of a Default by Lessee.   If Lessee fails to pay any rent due herein, or otherwise is in Default of any provision of this Lease, Lessor may, without waiver of the Default or of any other right or remedy, use, apply or retain all or any portion of the Security Deposit for the payment of any amount due Lessor or to compensate Lessor for any loss or damage suffered by Lessee’s Default.  Within five (5) days after written notification by Lessor, Lessee will restore the Security Deposit to the full amount required under this Lease.

6.02 Within ten (10) days after written request from Lessor, Lessee shall deliver to Lessor such financial statements as Lessor reasonably requests regarding Lessee or any assignee, subtenant, or guarantor of Lessee; if and so long as Lessee is a public reporting company, any such request may be satisfied by directing Lessor to publicly filed financial statements.  Lessee represents and warrants to Lessor that each financial statement is a true and accurate statement.  Lessor shall use such statements only for valid business purposes.  Lessor shall have the right to make such financial statements and the other contents of its files available to law enforcement or other governmental agencies upon request.

7. Use of Premises

7.01 The Premises will be used and occupied only for Lessee’s Permitted Use.  Lessee will, at its sole expense, comply with all conditions and covenants of this Lease, and all applicable Laws.  Lessee will not use or permit the use of the Premises, the Project or any part thereof, in a manner that is unlawful, diminishes the appearance or aesthetic quality of any part of the Project, creates waste or a nuisance, or causes damage to the Project (ordinary wear and tear excepted).  Lessee shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises nor take or permit any other action in the Premises that would endanger, annoy, or interfere with the operations of, Lessor or any other occupant of the Project.  Lessee shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises.  Any animals, excepting guide dogs, on or about the Property or any part thereof are expressly prohibited.

8. Parking

All parking will comply with the terms and conditions of this Lease and the parking rules and regulations included in Exhibit “D.”  Lessee will have a non-exclusive privilege to use those parking spaces designated by Lessor for public parking but shall not use more than four (4) spaces per 1,000 rentable square feet of the Premises at any one time.  Vehicles parked in public parking areas will be no larger than full-sized passenger automobiles or standard pick-up trucks.  Lessor reserves the right, without notice to Lessee, to tow away at the sole cost and expense of the vehicle owner any vehicles parked in any parking area for any continuous period of 24 hours or more, or earlier if Lessor, in its reasonable discretion, determines such parking to be a hazard or a violation of any rules or regulations or posted notices related to parking.  Lessor shall not be responsible for enforcing Lessee’s parking rights against third parties.  From time to time, Lessor reserves the right, upon written notice to Lessee, to change the location, the availability and nature of parking spaces, establish reasonable time limits on parking, and, on an equitable basis, to assign specific spaces with or without charge to Lessee as Additional Rent.  The parking privilege is for occupants and visitors of the Premises only.

9. Utilities and Services

9.01 Subject to the other provisions of this Lease, the following services are provided.

A.	Electricity, water, and elevator service (if elevators presently serve the Premises) are provided.

B.
Heating and air conditioning are provided 7:00 a.m. to 6:00 p.m. weekdays and 8:00 a.m. to 1:00 p.m. Saturdays, except holidays.  If Lessee desires such service during other hours, Lessee must prearrange the same with Lessor and pay an additional reasonable charge for such service; the current charge is $65 per hour.  Lessee shall separately pay the electrical expense for its dedicated HVAC units serving its server room.

C.	Five days per week janitorial service and trash removal, periodic window cleaning, supplies for Building operation, and other customary services.

If Lessee uses any utility or service in excess of normal usage levels, as determined by Lessor in its sole discretion, Lessor shall have the right to charge Lessee for such excess use and to charge Lessee the cost to separately meter such use.  Lessor shall provide a separate HVAC override control for the Premises.

9.02 Lessor will not be liable or deemed in Lessor Default, nor will there be any abatement of rent or right to terminate this Lease, for (a) any interruption or reduction of utilities, utility services or telecommunication services, (b) any telecommunications or other company (whether selected by Lessor or Lessee) failing to provide such utilities or services or providing the same defectively, and/or (c) any utility interruption in the nature of blackouts, brownouts, or rolling interruptions.  Lessee agrees to comply with any energy conservation programs required by law or implemented by Lessor.  Lessee acknowledges that utility and service costs and availability may fluctuate significantly, due to power shortages or other events and factors, and Lessee accepts the risks of such fluctuations.  Lessor reserves the right, in its sole discretion, to designate, at any time, the utility and service providers for Lessee’s use within the Property; no such designation shall impose liability upon Lessor.

9.03 Lessee has satisfied itself as to the adequacy of any Lessor owned utility equipment and the quantity of telephone lines and other service connections to the Building available for Lessee’s use.

10. Lessee Alterations and Liens

10.01 [Omitted.]

10.02 The following provisions apply to “Lessee Alterations” which means and includes (a) any alterations or improvements to the Premises undertaken by Lessee (other than nonstructural installation of equipment or trade fixtures), (b) any utility installations at the Premises undertaken by Lessee, and (c) any repair, restoration, replacement, or maintenance work at the Premises undertaken by Lessee whether or not Lessee is required to undertake such work pursuant to this Lease.  Except in the event of an emergency, Lessee shall not commence any Lessee Alteration without first obtaining the prior written consent of Lessor in each instance which consent shall not be unreasonably withheld, delayed or conditioned.  Lessee shall submit such information regarding the intended Lessee Alteration as Lessor may reasonably require, and no request for consent shall be deemed complete until such information is delivered.  The following provisions apply to all Lessee Alterations.

(a) Lessee shall hire a licensed general contractor who, in turn, shall hire only licensed subcontractors.  All work shall be conducted expeditiously and be completed within a reasonable time.

(b) Lessee shall obtain all required permits and deliver a copy of the same to Lessor.  Lessee shall install all Lessee Alterations in strict compliance with all permits, any plans approved by Lessor, and all reasonable conditions to Lessor’s approval.

(c) Unless Lessor elects otherwise in its applicable prior written consent, Lessee shall remove each Lessee Alteration at the end of this Lease or Lessee’s right of possession and restore the Premises to its prior condition, all at Lessee’s expense.

(d) Lessee shall deliver to Lessor, within ten (10) days following installation of each Lessee Alteration, (w) accurate, reproducible as-built plans, (x) proof of final inspection and approval by all governmental authorities if applicable, (y) complete lien waivers for all costs of the Lessee Alteration, and (z) a copy of a recorded notice of completion.

10.03 Lessor shall have the right to inspect all Lessee Alterations.  Lessee shall pay to Lessor a fee equal to five percent (5%) of total project cost to compensate Lessor for review of plans, inspection of work, and other activities regarding any Lessee Alterations.  Approval of any plans or inspection of any work is for the sole benefit of Lessor and is not a representation by Lessor that any work is suitable or complies with applicable requirements.  Lessor’s approval of any Lessee Alterations and/or Lessor’s approval or designation of any general contractor, subcontractor, supplier or other project participant will not create any liability whatsoever on the part of Lessor.

10.04 Lessee shall pay all costs of Lessee Alterations as and when due.  Lessee shall not allow any lien to be filed.  Lessee shall obtain advance lien waivers and third-party beneficiary agreements from all contractors, subcontractors, suppliers, and others providing equipment, labor, materials, or services, in the form required by Lessor.  If any lien is filed, then, without waiver of any other right or remedy, Lessor shall have the right to cause such lien to be removed by any means allowed by law, including bond, deposit, and/or payment of the underlying claim.  All sums expended by Lessor in connection with such lien and/or its removal, including attorney fees, shall be immediately due from Lessee to Lessor, together with interest at the rate of twelve percent (12%) per annum.

10.05 All Lessee Alterations are part of the realty and belong to Lessor.  Lessee shall be solely responsible to insure all Lessee Alterations and to restore the same following any casualty.  As a condition of Lessor consenting to any Lessee Alterations, Lessor reserves the right, at any time:  (i) to require Lessee to pay an amount determined by Lessor to cover the costs of demolishing part or all of any Lessee Alterations and/or the cost of returning the Premises to their condition before any such work commenced (normal wear and tear excepted); and/or (ii) to elect to make Lessee the owner of all or any specified part of the Lessee Alterations and/or to require Lessee, upon termination of this Lease, to remove none, all, or part of the same at its sole cost and expense.  The provisions of this Paragraph shall survive the termination of this Lease.

10.06 Notwithstanding any other provision of this Lease, Lessee shall remove, at or prior to the expiration or termination of this Lease, at its expense, all wiring and cabling installed at the Premises which shall have been installed by Lessee or which Lessor shall have installed pursuant to this Lease or at the request of Lessee.  Such wiring and cabling shall include but not be limited to (a) wiring and cabling above the ceiling panels, behind or within walls, and under or within floors, (b) wiring and cabling for voice, data, security or other purposes, (c) wiring and cabling installed pursuant to this Paragraph 10, pursuant to Exhibit B, or otherwise, and (d) all related installations, equipment and items whatsoever.

11. Repairs

11.01 Subject to Paragraph 11.02 below, Lessee shall, at all times and at its sole cost and expense, keep all parts of the Premises (including Lessee Improvements) in good order, and in a neat, clean and safe condition.  If Lessee does not perform required maintenance, Lessor shall have the right, without waiver of Default nor of any other right or remedy, to perform such obligations of Lessee on Lessee’s behalf, and Lessee will reimburse Lessor for any costs incurred immediately upon demand.

11.02 Lessor shall perform or cause to be performed all repairs required in the Premises, Building and common areas of the Project.  All costs incurred by Lessor in making such repairs shall be Operating Expenses; provided, Lessee shall reimburse Lessor for 100% of any such costs incurred by Lessor (a) due to the act or omission of Lessee (including but not limited to clogging of plumbing, stain removal, and repair of damage to the Premises beyond ordinary wear and tear), or (b) for repairs or maintenance in excess of or other than routine Building standard repairs and maintenance as determined by Lessor in its sole discretion (for example, repair, replacement, inspection, servicing or maintenance of any above standard dedicated HVAC unit, repair of built-in appliances, or periodic replacing of above standard light bulbs).

12. Insurance

12.01 Lessee will not do or permit anything to be done within or about the Premises or the Project which will increase the existing rate of any insurance on any portion of the Project without separately reimbursing Lesser for such increase, and shall not cause the cancellation of any insurance policy covering any portion of the Project.  Lessee will, at its sole cost and expense, comply with any requirements of any insurer of Lessor.

12.02 Lessee agrees to maintain policies of insurance described in this Paragraph.  Lessor reserves the right, from time to time, to require additional coverages if reasonable and if available at commercially reasonable rates (including, for example, flood insurance, if the Premises is located in a flood hazard zone), and/or to require higher amounts of coverages.  No insurance policy of Lessee shall have a deductible greater than $25,000.

(a)           Workers’ Compensation                                                                   Statutory Requirements

Employer’s Liability                                                                           Not less than $1,000,000.00

(b)	Commercial General Liability	Not less than $1,000,000.00 combined single limit per occurrence

Not less than $2,000,000.00 aggregate this location

The Commercial General Liability policies shall insure on an occurrence and not a claims-made basis and cover the Premises, Project and Property. Such policies shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury, advertising injury and liability assumed under an insured contract (specifically insuring performance of the indemnity obligations of Lessee hereunder); such policies shall not be excess, nor exclude pollution or employment-related practices.

(c)	Automobile Liability	Not less than $300,000.00 combined single limit
including property damage

(d)
“Causes of Loss -- Special Form” coverage including endorsements for flood coverage, earthquake sprinkler leak coverage, and such endorsements and supplemental coverages as Lessor may require from time to time.  This insurance coverage must cover all property owned by Lessee, for which Lessee is legally liable, which Lessee is obligated to repair and restore hereunder, and/or which was installed at the expense of or at the request of Lessee, including but not limited to, any Lessee Alterations, furniture, fixtures, equipment, installations and any other personal property of Lessee, in an amount not less than their full replacement value.  All proceeds of this insurance shall only be used for the repair and replacement of property so insured; Lessee hereby assigns to Lessor all its rights to receive any proceeds of such insurance policies attributable to any Lessee Alterations if this Lease is terminated due to damage or destruction.

The limits of the insurance coverage required under this Lease will not limit the liability of Lessee nor relieve Lessee of any obligation hereunder.  All insurance to be carried by Lessee will be primary to, and non-contributory with, Lessor’s insurance, and contain cross-liability endorsements and will in addition to the above coverage specifically insure Lessor against any damage or loss that may result either directly or indirectly from any default of Lessee under Paragraph 14 (Hazardous Materials) herein.  Any similar insurance carried by Lessor will be considered excess insurance only.

12.03 Lessee will name Lessor (and, at Lessor’s request, any mortgagee) and Lessor’s agents as additional insureds on all insurance policies required of Lessee under this Lease, other than Worker’s Compensation, Employer’s Liability, Automobile Liability, and Fire and Extended coverage (except on Lessee Alterations to the Premises for which Lessor shall be named an additional insured) insuring Lessor and such other additional insureds regardless of any defenses the insurer may have against Lessee and regardless of whether the subject claim is also made against Lessee.  All insurance policies carried by Lessee will permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy, and will release Lessor (and Lessor’s affiliates and subsidiaries, and all officers, partners, directors, and employees of Lessor and/or of any such subsidiary or affiliate), from any claims for damage to any person, to the Project of which the Premises are a part, any existing improvements, Lessee Alterations to the Premises, and to any furniture, fixtures, equipment, installations and any other personal property of Lessee caused by or resulting from, risks which are to be insured against by Lessee under this Lease, regardless of cause.

12.04 Lessee will deliver to Lessor (and, at Lessor’s request, to any mortgagee or to any other third party), simultaneously with its execution of this Lease and thereafter at least thirty (30) days prior to expiration, cancellation or change in insurance, certificates of insurance evidencing, at a minimum, the coverage specified in Paragraph 12.02.  All such certificates shall be in form and substance reasonably satisfactory to Lessor, shall affirmatively demonstrate all coverages and requirements set forth in this Lease, shall contain no disclaimers of coverage, and shall include a firm and unconditional obligation to give to Lessor at least ten (10) days’ prior written notice prior to cancellation or change in any coverage.  All insurance required hereunder will be with companies licensed and authorized to do business in the state in which the Property is located and holding a “General Policyholders Rating” of “A VIII” or better, as set forth in the most current Best’s Insurance Guide.

12.05 Lessor will secure and maintain insurance coverage in such limits as Lessor may deem reasonable in its sole judgment to afford Lessor adequate protection.  The premiums for commercial liability insurance and property damage insurance are “Insurance Premiums” under Paragraph 4.03C above.  Any proceeds of such insurance shall be the sole property of Lessor.  Lessor makes no representation that the insurance policies and coverage amounts specified to be carried by Lessee or Lessor under the terms of this Lease are adequate to protect Lessee.   Lessee will provide, at its own expense, all insurance as Lessee deems adequate to protect its interests.

12.06 Without limiting the effect of any other waiver of or limitation on the liability of Lessor set forth herein, and except as provided in Paragraph 13 and/or Paragraph 14 below, neither Lessor nor Lessee shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) for any loss of or damage to tangible property due to casualty regardless of negligence.  For purposes of this Paragraph 12.06, “Lessor” shall include Lessor’s affiliates and subsidiaries, and all officers, partners, directors, and employees of Lessor or of any such subsidiary or affiliate.

13. Waiver of Claims and Indemnification

Lessee waives all claims against Lessor for any damage to any property in or about the Project, for any loss of business or income, regardless of the cause of any such loss or event (including negligence) or time of occurrence.  Subject to Section 12.06, Lessee will indemnify, protect, defend and hold harmless Lessor from and against all claims, losses, damages, causes of action, costs, expenses and liabilities, including legal fees, arising out of Lessee’s occupancy of the Premises or presence on the Project, the conduct of Lessee’s business, any Default by Lessee, and/or any act, omission or neglect of Lessee, its agents, contractors, employees, suppliers, licensees or invitees.  For purposes of this Paragraph 13, “Lessor” shall include also Lessor’s affiliates and subsidiaries, and all officers, partners, directors, and employees of Lessor or of any such subsidiary or affiliate.

14. Hazardous Materials

14.01 “Hazardous Materials” will mean any substance commonly referred to, or defined in any Law, as a hazardous material or hazardous substance (or other similar term), including but not be limited to, chemicals, solvents, petroleum products, flammable materials, explosives, asbestos, urea formaldehyde, PCB’s, chlorofluorocarbons, freon or radioactive materials.  Lessee will not cause or permit any Hazardous Materials to be brought upon, kept, stored, discharged, released or used in, under or about any portion of the Property by Lessee, or its agents without the prior written consent of Lessor, which consent may be withheld or conditioned in Lessor’s sole discretion; provided, Lessee may bring into the Premises small amounts of Hazardous Materials (such as cleaning products and copy toner) which are readily available to Lessee by unregulated retail purchase if the same are necessary in Lessee’s normal business operations.  If Lessee brings any Hazardous Materials to the Premises or Property, with or without the prior written consent of Lessor (without waiver of the requirement of prior written consent), Lessee shall: (1) use such Hazardous Material only as is reasonably necessary to Lessee’s business, in small, properly labeled quantities; (2) handle, use, keep, store, and dispose of such Hazardous Material using the highest accepted industry standards and in compliance with all applicable Laws; (3) maintain at all times with Lessor a copy of the most current MSDS sheet for each such Hazardous Material; and (4) comply with such other rules and requirements Lessor may from time to time impose.  Upon expiration or earlier termination of this Lease, Lessee will, at Lessee’s sole cost and expense, cause all Hazardous Materials brought to the Premises or the Property by Lessee, its agents, contractors, employees, suppliers, licensees or invitees, to be removed from the Property in compliance with any and all applicable Laws.

14.02 If Lessee or its agents violate the provisions of this Paragraph 14, or performs any act or omission which contaminates or expands the scope of contamination of the Premises, the Property, or any part thereof, the underlying groundwater, or any property adjacent to the Property, then Lessee will promptly, at Lessee’s expense, take all investigatory and/or remedial action (collectively called “Remediation”) that is necessary to fully clean up, remove and dispose of such Hazardous Materials and any contamination so caused and shall do so in compliance with any applicable Laws.  Lessee will also repair any damage to the Premises and any other affected portion(s) of the Property caused by such contamination and Remediation.

14.03 Lessee shall immediately provide to Lessor written notice of any investigation or claim arising out of the use by Lessee of Hazardous Materials at the Property or the violation of any provision of this Paragraph 14 and shall keep Lessor fully advised regarding the same.  Lessee shall provide to Lessor all reports regarding the use of Hazardous Materials by Lessee at the Property and any incidents regarding the same, regardless of whether any such documentation is considered by Lessee to be confidential.  Lessor retains the right to participate in any legal actions affecting the Property involving Hazardous Materials.

14.04 Lessee will indemnify, protect, defend and forever hold Lessor, its lenders and ground lessor, if any, and the Premises, the Property, or any portion thereof, harmless from any and all damages, causes of action, fines, losses, liabilities, judgments, penalties, claims, and other costs arising out of any failure of Lessee to observe any covenants of this Paragraph 14 of this Lease.  All provisions of this Paragraph 14 shall survive the expiration of this Lease and any termination of this Lease or of Lessee’s right of possession.  For purposes of this Paragraph 14.04, “Lessor” shall include also Lessor’s affiliates and subsidiaries, and all officers, partners, directors, and employees of Lessor or of any such subsidiary or affiliate.

14.05 If the Premises or Building is contaminated by Hazardous Materials that are not brought to the Building  by Lessee nor released by Lessee, then Lessor shall take all legally required steps regarding such contamination without any expense to Lessee; no cost of such remedial action by Lessor shall be an Operating Expense.

15. Lessor’s Access

Lessor, its agents, contractors, consultants, servants and employees, will have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times during business hours after at least twenty-four (24) hours notice, to examine the Premises, perform work in the Premises, show the Premises, exercise any right or remedy, or for any other reasonable purpose.  For each of these purposes, Lessor will at all times have and retain any necessary keys.  Lessee will not alter any lock or install new or additional locks or bolts on any door in or about the Premises without obtaining Lessor’s prior written approval and will, in each event, furnish Lessor with a new key.  Access by Lessor will not give Lessee the right to terminate this Lease, and will be without abatement of rent or liability on the part of Lessor.  Notwithstanding the above, Lessor hereby acknowledges and agrees that Lessee will have on site both a server room and a check closet, both of which are required to be locked at all times.  Lessor consents to the installation of locks on the door to the server room and check room, and waives Lessor's right to demand a key to such locks, but shall have the right in an emergency to enter such rooms by any means without liability.

16. Damage or Destruction

16.01 If the Premises is damaged or destroyed by fire or other casualty, Lessee will immediately give written notice to Lessor of the casualty.  Lessor will have the right to terminate this Lease following a casualty if any of the following occur:  (i) insurance proceeds actually paid to Lessor and available for use are not sufficient to pay the full cost to fully repair the damage to the Premises or the Building; (ii) Lessor determines that the Premises or the Building cannot be fully repaired within one hundred eighty (180) days; (iii) the Premises are damaged or destroyed within the last twelve (12) months of the Lease Term; (iv) Lessee is in Default of this Lease at the time of the casualty; (v) Lessor would be required under this Lease to abate or reduce Lessee’s rent for a period in excess of six (6) months if the repairs were undertaken; or (vi) the Project, or the Building in which the Premises is located, is damaged such that the cost of repair of the same would exceed 10% of the replacement cost of the same.  If Lessor elects to terminate this Lease, Lessor will be entitled to retain all applicable Lessee insurance proceeds excepting those attributable to Lessee’s furniture, fixtures, equipment, and any other personal property, and excepting proceeds of business interruption insurance maintained by Lessee.

16.02 If this Lease is not terminated pursuant to Paragraph 16.01, Lessor will repair the Premises and this Lease shall continue.  The repair obligation of Lessor shall be limited to repair of the Premises excluding any Lessee Alterations and any personal property and trade fixtures of Lessee.  During the period of repair, rent will be abated or reduced in proportion to the degree to which Lessee’s use of the Premises is impaired, as determined by Lessor, not to exceed the total amount of rent loss insurance proceeds, directly attributable to Lessee’s Premises, Lessor has received.  However, rent will not be abated if Lessee or any of its agents is the cause of the casualty.

17. Transfer (Assignment/Subletting)

17.01 Lessee will not, voluntarily or by operation of law, assign, sell, convey, sublet or otherwise transfer all or any part of Lessee’s right or interest in this Lease, or allow any other person or entity to occupy or use all or any part of the Premises (collectively called “Transfer”) without first obtaining the written consent of Lessor which shall not be unreasonably withheld, delayed or conditioned by Lessor.  Any Transfer without the prior written consent of Lessor shall be void.  Without limiting the generality of the definition of “Transfer,” it is agreed that each of the following shall be deemed a “Transfer” for purposes of this Paragraph: (a) an entity other than Lessee becoming the tenant hereunder by merger, consolidation, or other reorganization; and (b) transfer, individually or cumulatively when combined with all other transfers, of fifty percent (50%) or more of the ownership interest in Lessee (unless Lessee is an entity whose stock is publicly traded).  Lessee shall provide to Lessor all information requested by Lessor concerning a Transfer.  If Lessor has not granted consent in writing to a Transfer within thirty (30) days of  Lessee’s request hereunder and delivery of all such information, Lessor will be deemed to have rejected Lessee’s request.  In no event shall Lessee mortgage, encumber, pledge or assign for security purposes all or any part of its interest in this Lease.

17.02 In the event Lessor consents to a Transfer, the Transfer will not be effective until Lessor receives a fully executed agreement regarding the Transfer, in a form and of substance acceptable to Lessor, any documents or information required by such agreement (including any estoppel certificate and any subordination agreement required by any lender of Lessor), an amount equal to all attorneys fees and other expenses of Lessor incurred in connection with the Transfer, and a Transfer fee in an amount reasonably determined by Lessor.  Lessee agrees to pay to Lessor all reasonable attorneys’ fees and other reasonable expenses incurred by Lessor related to a request for consent to Transfer regardless of whether such consent is granted and regardless of whether the Transfer is consummated.

17.03 One half of any consideration paid to Lessee for assignment of this Lease, less any reasonable brokerage commission paid by Lessee with respect to such assignment, shall be immediately paid to Lessor.  In the event of a sublease of all or a portion of the Premises, one half of all rents payable by the subtenant in excess of rents payable hereunder (allocated on a per square foot basis in the event of a partial sublease) shall be immediately due and payable to Lessor; provided, excess rental shall be calculated taking into account straight-line amortization, without interest, of any reasonable brokerage commission paid by Lessee in connection with the subject sublease transaction.

17.04 Lessor may, within thirty (30) days after submission of Lessee’s written request for Lessor’s consent to a Transfer, terminate this Lease (or, as to a partial subletting, terminate this Lease as to the portion of the Premises proposed to be sublet) as of the date the proposed Transfer was to be effective. If Lessor terminates this Lease as to only a portion of the Premises, then (a) this Lease shall cease as to such portion of the Premises, (b) Lessee shall pay to Lessor all Base Rent and other amounts accrued through the termination date relating to the portion of the Premises covered by the proposed Transfer (allocated on an equitable basis), and (c) Lessee shall execute, upon request of Lessor, an amendment hereto setting forth matters related to such partial termination.  Lessor may physically separate the recaptured portion of the Premises and lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Lessee.

17.05 Regardless of whether consent by Lessor is granted in connection with any Transfer, no Transfer shall release Lessee from any obligation or liability hereunder; Lessee shall remain primarily liable to pay all rent and other sums due hereunder to Lessor and to perform all other obligations hereunder.  Similarly, no Transfer, with or without the consent of Lessor, shall release any guarantor from its obligations under its guaranty.  Upon any assignment or sublease, any rights, options or opportunities granted to Lessee hereunder to extend or renew the Lease Term, to shorten the Lease Term, or to lease additional space shall be null and void.

– LEASE
PDX/114309/151906/JDG/1494282.7

18. Default

Time is of the essence in the performance of all covenants of Lessee.  Lessee will be in Default if any of the following events occurs:

18.01 Lessee fails to make, as and when due, any payment of Base Rent, Additional Rent, or any other monetary payment required to be made by Lessee herein and Lessee does not cure such failure within five (5) days after Lessor gives written notice of such failure to Lessee; provided, if Lessor has given such a written notice with respect to two (2) payments due in any calendar year, then the failure by Lessee to pay any other payment due in such calendar year, on or before the date when first due, shall be a Default hereunder without any written notice from Lessor and without any grace or cure period.

18.02 Lessor discovers that any representation or warranty made by Lessee or any guarantor was materially false when made or that any financial statement of Lessee or of any guarantor of this Lease given to Lessor was materially false.

18.03 Lessee makes any general arrangement or assignment for the benefit of creditors, becomes a “debtor” in a bankruptcy proceeding, is unable to pay its debts or obligations as they occur, or has an attachment, execution or other seizure of substantially all of its assets located at the Project or its  interest in this Lease.

18.04 Lessee fails to observe, perform or comply with any of the non-monetary terms, covenants, conditions, provisions or rules and regulations applicable to Lessee under this Lease other than as specified above in this Paragraph 18; provided, if such failure (i) is not a violation of law on the part of Lessee, and (ii) is not the type of failure as to which Lessor shall have previously given Lessee written notice in the same calendar year, then such failure shall not be a “Default” so long as Lessee cures such failure within thirty (30) days following written notice of such failure from Lessor or, if the failure cannot be fully cured within such 30 days, then so long as Lessee demonstrates that it has promptly commenced cure within such 30 days and is thereafter diligently pursuing cure to completion.

18.05 Any guarantor becomes insolvent, becomes a “debtor” in a bankruptcy proceeding, fails to perform any obligation under its guaranty, or attempts to revoke its guaranty.

19. Remedies of Lessor

19.01 If Lessee fails to perform any duty or obligation of Lessee under this Lease and such failure constitutes a Default under Paragraph 18 above, Lessor may at its option, without waiver of Default nor any other right or remedy, perform any such duty or obligation on Lessee’s behalf.  The costs and expenses of any such performance by Lessor will be immediately due and payable by Lessee upon receipt from Lessor of the reimbursement amount required.

19.02 Upon a Default, with or without notice or demand, and without limiting any other of Lessor’s rights or remedies, Lessor may:

(a)
Terminate this Lease and/or terminate Lessee’s right to possession of the Premises.  Upon any such termination, Lessee will immediately surrender possession of the Premises to Lessor.  On termination of this Lease or Lessee’s right of possession, Lessor will be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid rents which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been avoided; (iii) the worth at the time of the award of the amount by which the unpaid rents for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period that Lessee proves could be reasonably avoided; and (iv) the worth at the time of the award of any other amount necessary to compensate Lessor for all the damage proximately caused by Lessee’s failure to perform its obligations under this Lease, including specifically the unamortized portion of all brokerage commissions paid in connection with this Lease and all costs of Lessor’s Work (amortized without interest on a straight line basis over the initial Lease Term), and reimbursement of any free rent, deferred rent or other Lease execution inducement.  The expiration or termination of this Lease, and/or the termination of Lessee’s right to possession, will not release Lessee from any liability under this Lease.

(b)
Continue the Lease and Lessee’s right to possession and recover rent as it becomes due.  Acts of maintenance or preservation, efforts to relet the Premises, removal or storage of Lessee’s personal property or the appointment of a receiver to protect Lessor’s interest under this Lease, will not constitute a termination of Lessee’s right to possession.

(c)	Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises is located.

19.03 The “worth at the time of award” referred to in Paragraph 19.02(a)(i), 19.02(a)(ii), and 19.02(a)(iv) will additionally include interest computed by allowing interest at the rate of nine percent (9%) per annum (or, if lower, at the maximum rate allowed by law).  The “worth at the time of award” referred to in Paragraph 19.02(a)(iii) will be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco in effect at the time of award, plus one percent (1%).

19.04 No right or remedy conferred upon or reserved to Lessor in this Lease is intended to be exclusive of any right or remedy granted to Lessor by statute or common law, and each and every such right and remedy will be cumulative.

20. Condemnation

If any portion of the Premises or any portion of the Building in which the Premises is located, or any portion of the Project which would substantially interfere with Lessor’s ownership, or Lessor’s or Lessee’s ability to conduct business is taken for any public or quasi-public purpose by any governmental authority, including but not limited to, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold in lieu of such taking, Lessor, at its option, may terminate this Lease without recourse by Lessee.  If this Lease is not terminated, Lessor will promptly proceed to restore the Premises and/or any portion of the Project used in common by all lessees to substantially the same condition as prior to such taking allowing for any reasonable effects of such taking.  Should a portion of the Premises be taken in a case where Lessor does not exercise its right to terminate this Lease, Lessor will abate the rent corresponding to the term during which, and to the part of the Premises which, Lessee is deprived on account of such taking. Any award for any taking or payment made in lieu of exercise of such power will be the property of Lessor, whether such award be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; however, Lessee will be entitled to any compensation, separately awarded to Lessee for Lessee’s relocation expenses.

21. Estoppel Certificate

Lessee will execute and deliver to Lessor, within fourteen (14) days after written request from Lessor, a written Estoppel Certificate in form prepared by Lessor certifying: (i) that this Lease is unmodified and in full force and effect (or, if modified, specifying each such modification); (ii) the Commencement Date and expiration of the Lease Term; (iii) the absence or status of any rights of Lessee to renew, extend, or otherwise alter the Lease Term or to lease additional space or alter the definition of the Premises; (iv) the date to which rent and any other charges are paid in advance, if any; (v) that there are not, to Lessee’s knowledge, any uncured Defaults on the part of Lessor, or stating the nature of any uncured Defaults; (vi) the current Base Rent amount and the amount and form of the Security Deposit on deposit with Lessor; (vii) that Lessor has completed any promised improvements to the Premises and paid any promised improvement allowance (or detailing any work to be performed or allowance to be paid); and (viii) any other information reasonably requested, including but not limited to, any requested information regarding Hazardous Materials.  Any such Estoppel Certificate may be relied upon by Lessor, and also by any actual or prospective buyer or lender of the Project and any other third party designated by Lessor (the “Beneficiaries”).  If Lessee fails to execute and deliver such Estoppel Certificate within such fourteen (14) day period, then without waiver of Default or of any other right or remedy of Lessor, Lessor shall have the right to deliver to the Beneficiaries a completed Substitute Estoppel Certificate regarding this Lease certifying the matters which Lessee was requested to certify in the Estoppel Certificate.  A notice enclosing a copy of the Substitute Estoppel Certificate shall be simultaneously sent to Lessee.  Each statement in the Substitute Estoppel Certificate shall be deemed true, and shall be binding upon Lessee, unless Lessee provides, within five (5) days of the receipt of Lessor’s notice, written notice addressed to Lessor and the Beneficiaries disagreeing with such statement on specific grounds.  Lessee shall defend and indemnify Lessor regarding any claim that a statement in the Substitute Estoppel Certificate to which Lessee did not so disagree is inaccurate.

22. Notices

All communications and notices required under this Lease shall be in writing and shall be addressed to the respective address of the receiving party set forth in Paragraph 1 above.  All notices required hereunder shall be given by reputable overnight courier, U. S. mail (First Class, postage prepaid), or hand delivery, and shall be deemed received (i) if mailed, on the earlier of actual receipt or three (3) days after such mailing, (ii) one business day following delivery by Lessor to such an overnight courier, or (iii) upon hand delivery.  At any time during the Lease Term, Lessor or Lessee may specify a different Notice Address by providing written notification to the other.

23. Holdover

If Lessee remains in possession of all or any part of the Premises with Lessor’s prior written consent after the expiration or termination of this Lease or of Lessee’s right to possession, such possession will constitute a month-to-month tenancy which may be terminated by either Lessor or Lessee upon thirty (30) days written notice and will not constitute a renewal or extension of the Lease Term.  If Lessee remains in possession after such expiration or termination without Lessor’s prior written permission, such possession will constitute a tenancy-at-will terminable upon forty-eight (48) hours’ notice by Lessor and will not constitute a month-to-month tenancy nor a renewal or extension of the Lease Term.  In the event of a month-to-month tenancy or tenancy-at-will under this Paragraph, Lessee’s Base Rent will be two hundred percent (200%) of the Base Rent payable during the last month of the Lease Term, any other sums due under this Lease will be payable in the amounts and at the times specified in this Lease, and all options, rights of refusal, expansions and/or renewals shall be null and void.  Any tenancy under this Paragraph will be subject to every other term, condition and covenant contained in this Lease.  Lessee agrees to defend, indemnify and hold Lessor harmless from any claim or cause of action arising out of related to the failure of Lessee to surrender possession of the Premises to Lessor upon the expiration of this Lease or upon any such termination.  Notwithstanding the foregoing, Lessee has the one-time right to holdover for a period of one hundred eighty (180) days following the scheduled expiration of the Lease Term (but not after any termination of the Lease or Lessee’s right of possession for any reason) at a Base Rent of one hundred ten percent (110%) of the final scheduled Base Rent hereunder; provided, (i) Lessee must exercise this right by written notice given at least ninety (90) days prior to such scheduled Expiration Date, (ii) giving such notice obligates Lessee to the full one hundred eighty (180) day period, (iii) the notice shall not be valid if given after a Default, after a termination of this Lease or Lessee’s right of possession for any reason or cause, or after the giving of an Expiration Notice.

24. [Omitted]

25. Default by Lessor; Limitation of Liability; Real Estate Investment Trust

25.01 In the event Lessor fails to perform any obligation required to be performed under this Lease, Lessee will notify Lessor in writing of such failure.  Lessor shall not be deemed in Lessor Default hereunder unless and until such notice is actually received by Lessor and Lessor fails within thirty (30) days of receipt of such notice to commence to make a good faith effort to cure the failure or thereafter ceases to pursue such cure to completion.

25.02 The obligations of Lessor under this Lease shall be binding only on the undersigned Lessor (and its successors and assigns) and not upon any of its subsidiaries or affiliates nor upon any partners, investors, trustees, directors, officers, employees, agents, shareholders, advisors or managers of Lessor in their individual capacities.  With respect to any obligations of Lessor to Lessee under this Lease and with respect to any liabilities arising at the Project, Lessee’s sole and exclusive remedy shall be a claim against the undersigned Lessor (and its successors and assigns).

25.03 In consideration of the benefits accruing hereunder, Lessee on behalf of itself and all of its Transferees covenants and agrees that, in the event of any actual or alleged Lessor Default of this Lease or in the event of any other claim or cause of action by Lessee, Lessee’s recourse against Lessor for any monetary damages (over and above damages actually paid by available insurance, if any) will be limited to the actual amount of equity of Lessor in the Project; calculations of equity shall be made as of the initial date Lessee notifies Lessor of the actual or alleged Default or other claim.  Any judgment against Lessor shall be satisfied only out of the Project; no other assets of Lessor shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment by Lessee against Lessor.  Any claims by Lessee against Lessor will be limited to actual damages only and will not, under any circumstances, include lost profits or consequential damages.

25.04 If Lessor is a real estate investment trust, and if Lessor in good faith determines that its status as a real estate investment trust under the applicable provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Lessor may require reasonable amendments to this Lease and Lessee shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not in any way, (i) increase the obligations of Lessee under this Lease or (ii) adversely affect any rights or benefits to Lessee under this Lease.  Lessor shall pay all reasonable costs incurred by Lessee, including without limitation, legal fees incurred for reviewing any such proposed modifications.

25.05 Lessor and any successor Lessor have the right to sell the Property or any portion of it, or to assign its interest in this Lease, at any time and from time to time.  Upon the sale or any other conveyance by Lessor of the Property, or a portion thereof which includes the Premises, Lessor will be released from all obligations and liability under this Lease arising out of any act, event, occurrence or omission occurring or first existing after the date of such conveyance to the extent the new owner of the Premises assumes responsibility in writing for all such obligations and liability.

26. Subordination

Without the necessity of any additional document being executed by Lessee for the purposes of effecting a subordination, and at the election of Lessor or any mortgagee or any ground lessor with respect to the land of which the Premises are a part, this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Lessor’s interest or estate in any of said items is specified as security; provided, however, that Lessee's occupancy under this Lease shall not be disturbed if Lessee pays the rent and performs all of Lessee's obligations under this Lease and is not otherwise in Default.  Lessor or any mortgagee or ground lessor will have the right, at its election, to subordinate or cause to be subordinated any ground lessee or underlying leases or any such liens to this Lease.  If Lessor’s interest in the Premises is acquired by any ground lessor or mortgagee, or in the event any proceedings are brought for the foreclosure of, or in the event of exercise of power of sale under, any mortgage or deed of trust made by Lessor covering the Premises, or in the event a conveyance in lieu of foreclosure is made for any reason, Lessee will, notwithstanding any subordination and upon the request of such successor in interest to Lessor, attorn to and become the Lessee of the successor in interest to Lessor and recognize such successor in interest as the Lessor under this Lease.  Lessee acknowledges that although this Paragraph is self-executing, Lessee covenants and agrees to execute and deliver, upon demand by Lessor and in the form requested by Lessor, or any other mortgagee or ground lessor, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.  Lessee agrees that any person or entity who acquires title to the Premises pursuant to a foreclosure of a deed of trust or mortgage, or deed in lieu thereof, or the termination of an underlying ground lease or master lease (a “Foreclosing Party”), even if such Foreclosing Party elects to have Lessee attorn to the Foreclosing Party under this Lease, shall not be (i) liable for any act or omission of any prior lessor or with respect to events occurring prior to its acquisition of ownership, (ii) subject to any offsets or defenses which Lessee might have against any prior lessor, (iii) bound by prepayment of more than one month’s rent, (iv) liable for any security deposit not actually received by such person or entity, (v) bound by any amendment or modification to this Lease not consented to in writing by the holder of the mortgage, deed of trust, ground lease or master lease or the Foreclosing Party, or (vi) liable for any obligation or liability accruing under this Lease after the Foreclosing Party assigns its interest under this Lease to a third party.  Any such Foreclosing Party is expressly made a third party beneficiary of the foregoing provisions, and all other provisions of this Lease which are for the benefit of a Foreclosing Party, which rights shall survive a foreclosure of the deed of trust or mortgage.

27. Force Majeure

Lessor will not be deemed in Lessor Default or have liability to Lessee, nor will Lessee have any right to terminate this Lease or abate rent or assert a claim of partial or constructive eviction, because of Lessor’s failure to perform any of its obligations under this Lease if the failure is due in part or in full to reasons beyond Lessor’s reasonable control.  If this Lease specifies a time period for performance of an obligation by Lessor, that time period will be extended by the period of any delay in Lessor’s performance caused by such events as described herein.

28. Miscellaneous Provisions

28.01 Whenever the context of this Lease requires, the word “person” shall include any entity, and the singular shall include the plural and the plural shall include the singular.  If more than one person or entity is Lessee, the obligations of each such person or entity under this Lease will be joint and several.  Without diminishing the provisions of Paragraph 17, the terms, conditions and provisions of this Lease will apply to and bind the heirs, successors, executors, administrators and assigns of Lessor and Lessee.

28.02 The captions and headings of this Lease are used for the purpose of convenience only and shall not be construed to interpret, limit or extend the meaning of any part of this Lease.  This Lease contains all of the agreements and conditions made between Lessor and Lessee and may not be modified in any manner other than by a written agreement signed by both Lessor and Lessee.  Any statements, promises, agreements, warranties or representations, whether oral or written, not expressly contained herein will in no way bind Lessor and Lessee expressly waives all claims for damages by reason of any statements, promises, agreements, warranties or representations, if any, not contained in this Lease.  No provision of this Lease shall be deemed to have been waived by Lessor unless such waiver is in writing signed by a regional vice president or higher of Lessor or of Lessor’s management company, and no custom or practice which may develop between the parties during the Lease Term shall waive or diminish the Lessor’s right to enforce strict performance by Lessee of any terms of the Lease.  No waiver by Lessor of a Default by Lessee of any term, covenant or condition of this Lease will be deemed a waiver of any other term, covenant or condition of this Lease, or of any subsequent Default by Lessee of the same or any other term, covenant or condition of this Lease.  No delay or omission by Lessor to seek a remedy for any Lessee Default of this Lease shall be deemed a waiver by Lessor of its remedies or rights with respect to such Default.  Additionally, regardless of Lessor’s knowledge of a Default at the time of such acceptance, the acceptance of rent or any other payment by Lessor will not constitute a waiver by Lessor of any Default by Lessee.  The duties and warranties of Lessor are limited to those expressly stated in this Lease and do not and shall not include any implied duties or implied warranties, now or in the future. No representations or warranties have been made by Lessor other than those contained in this Lease.  This Lease is governed and construed in accordance with the laws of the state in which the Premises are located, and venue of any legal action will be in the county where the Premises are located.

28.03 Time is of the essence for the performance of each term, condition and covenant of this Lease.

28.04 This Lease has been fully reviewed by both parties and shall not be strictly or adversely construed against the drafter.  If any provision contained herein is determined to be invalid, illegal or unenforceable in any respect, then (a) such provision shall be enforced to the fullest extent allowed, and (b) such invalidity, illegality, or unenforceability will not affect any other provision of this Lease.

28.05 Lessee hereby agrees not to disclose any terms of this Lease without the prior written consent of Lessor.  Lessee shall not record this Lease or any short form memorandum hereof.

28.06 The rights and obligations of the parties under this Lease shall survive the expiration of this Lease and the termination of this Lease and/or of Lessee’s right of possession.

28.07 Lessor and Lessee each warrant to the other that it has not dealt with any broker or agent in connection with this Lease, other than the person(s) listed in Paragraph 1 above whose commissions shall be paid by Lessor pursuant to separate agreement.  Lessor and Lessee each agree to indemnify the other against all costs, expenses, legal fees and other liability for commissions or other compensation claimed by any other broker or agent by reason of the act or agreement of the indemnifying party.

28.08 So long as Lessee fully performs all of its obligations hereunder, Lessor covenants that Lessee shall have possession of the Premises free from disturbance by those claiming through Lessor, subject to the terms of this Lease.

28.09 Lessor has no duty to provide security for any portion of the Project.  To the extent Lessor elects to provide any security, Lessor is not warranting the effectiveness of any security personnel, services, procedures or equipment and Lessee shall not rely on any such personnel, services, procedures or equipment. Lessor shall not be liable for failure of any such security personnel, services, procedures or equipment to prevent or control, or to apprehend anyone suspected of, personal injury or property damage in, on or around the Project.

28.10 The grant of any consent or approval required from Lessor under this Lease shall be proved only by proof of a written document signed and delivered by Lessor expressly setting forth such consent or approval.  Unless otherwise specified herein, any such consent or approval may be withheld in Lessor’s sole discretion.  Any consent may be issued subject to conditions determined by Lessor, in its sole discretion.  Notwithstanding any other provision of this Lease, the sole and exclusive remedy of Lessee for any alleged or actual improper withholding, delaying or conditioning of any consent or approval by Lessor shall be the right to specifically enforce any right of Lessee to require issuance of such consent or approval on conditions allowed by this Lease; in no event shall Lessee have the right to terminate this Lease, to collect monetary damages, or to pursue any other remedy for any actual or alleged improper withholding, delaying or conditioning of any consent or approval, regardless of whether this Lease requires that such consent or approval not be unreasonably withheld, conditioned or delayed.

28.11 Lessee agrees to abide by, keep and observe all Rules and Regulations set forth in Exhibit “D” and all additions and amendments to the same of which Lessor provides written notice to Lessee. Lessor will not be responsible to Lessee for any nonperformance by any other lessee, occupant or invitee of the Property of any said Rules and Regulations.

28.12 Lessee will not place any signage on or about the Property, or on any part thereof, without the prior written consent of Lessor which Lessor may withhold or condition in its sole discretion.  All Lessee signage will comply with the terms and conditions of this Lease, the sign criteria set forth in Exhibit “C” and Exhibit “D,” or other criteria which Lessor may establish from time to time.  Subject to the foregoing, Lessee may install signage on the north face of the Building, the size of such signage to be limited to the lesser of the 40 square feet or 1/2 of the square footage of signage allowed by applicable regulations at the time Tenant installs its signage.

28.13 Lessee will not vacate or abandon the Premises, or permit the Premises to remain unoccupied for any period longer than fifteen (15) consecutive days any time during the Lease Term.  If Lessee abandons, vacates, or surrenders the Premises, or is dispossessed by process of law, or otherwise, any personal property belonging to Lessee left in or about the Premises will, at the option of Lessor, be deemed abandoned and may be disposed of by Lessor at the expense and risk of Lessee.

28.14 In the event any party to this Lease initiates litigation to enforce the terms of this Lease or to declare rights under this Lease, the prevailing party will be entitled to collect its reasonable attorneys fees shall include all attorneys fees incurred at and in preparation for discovery, arbitration, trial, appeal and review, including deposition attorneys’ fees.  This attorneys’ fee provision shall also apply to all litigation and other proceedings in Bankruptcy Court.

28.15 Submission of this document for examination and signature by Lessee is not an offer to lease and does not create a reservation or option to lease.  This document will become effective and binding only upon full execution and delivery by both Lessee and Lessor.

28.16 The following Exhibits are attached to this Lease and by this reference made a part hereof:

A-1:           Premises

A-2:           Project

B:           Work Letter

C:           Sign Criteria

D:           Rules and Regulations

E:           Additional Space

F.           Confirmation Amendment

[Signatures appear on the following page]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the Lease Execution Date.

THIS LEASE, WHETHER OR NOT EXECUTED BY LESSEE, IS SUBJECT TO ACCEPTANCE BY LESSOR.

LESSOR:	LESSEE:
NNN VF WOODSIDE CORPORATE PARK, LLC, a Delaware limited liability company By: Triple Net Properties, Realty, Inc., its Agent By: Louis Rogers Its: President	MERIX CORPORATION, an Oregon corporation By: /S/ Steve Going Its: Vice President, Secretary and General Counsel
Date:   February 9, 2007
        LEASE EXECUTION DATE

Lessor Fed. ID #:

EXHIBIT B

WORK LETTER

1.           Lessor’s Work.

1.1. Plans.  Lessor’s Work is described in WGS Planned Interior Design’s drawings for Project No. 06275.02 dated November 29, 2006, last revised January 16, 2007, using the modified building standard materials and finishes shown on Schedule 1 attached (the “Plans”).  Lessor shall be responsible for the actual and reasonable fees of WSG beyond initial space planning and design, up to a maximum of .85¢ per rentable square foot.  Lessor’s architect is responsible for final construction documentation for permitting.

1.2.           Construction.  The obligation of Lessor is to substantially complete Lessor’s Work substantially in accordance with the Plans.  Lessor shall use reasonable efforts to substantially complete Lessor’s Work by the scheduled Commencement Date set forth in Section 1 of the Lease; provided, (a) the consequences of delay in substantial completion of Lessor’s Work are those set forth in the Lease, and (b) Lessor may substantially complete Lessor’s Work earlier than the scheduled Commencement Date, in which event the Commencement Date and date upon which rent commences to accrue shall be, at Lessor’s election, such earlier date.

1.3.           Changes in the Plans.

(a)           A “Change Order” is a Lessor required or Lessee requested change to the Plans.

(b)           Lessor shall have the right to require a Change Order based on applicable codes, actual site conditions, and/or ambiguities or inconsistencies in the Plans.

(c)           Lessee may request from time to time a Change Order.  If Lessee wishes to request a Change Order, Lessee will submit in writing to Lessor a detailed request of the change.  Lessor is not obligated to approve any Lessee requested change.  If Lessor does approve the same, Lessor will deliver to Lessee a written statement, hereinafter referred to as “Lessor’s Change Order Statement”, of the estimated costs and expenses of the change with a reasonable estimate, if applicable, of the additional time required for substantial completion of Lessor’s Work.

(d)           Within three (3) business days following receipt by Lessee of Lessor’s Change Order Statement, Lessee will provide Lessor its written authorization to proceed with the change. If the change increases the costs of Lessor’s Work, Lessee shall pay the amount required at the time of providing authorization to proceed.  If Lessee does not provide such written authorization to Lessor’s Change Order Statement accompanied by payment of such required amount within this time period, Lessee’s request for a Change Order shall be deemed cancelled.  All delays attributable to Lessee requested changes, whether or not approved by Lessor and whether or not cancelled by Lessee, shall be deemed delays caused by Lessee.  Lessee shall pay to Lessor any costs incurred by Lessor regarding a Lessee requested change that is cancelled.

1.4.           Completion and Delivery.  Possession of the Premises shall be delivered to Lessee when Lessor’s Work is substantially completed in accordance with the Plans, as evidenced by a certificate of occupancy or on such earlier date, if any, as is determined pursuant to the operation of Section 2.03 of the Lease.  Within three (3) days of written request by Lessor, Lessee shall execute and deliver to Lessor a confirmation letter prepared by Lessor affirming substantial completion of Lessor’s Work, the date of Lessor’s delivery of the Premises, and such other matters as Lessor may reasonably request.

1.5           Punchlist Work.  Lessor’s Work shall be deemed substantially completed even if minor items of work which do not materially adversely affect Lessee’s ability to conduct its business remain to be completed or corrected (hereinafter referred to as “Punchlist Items”).  Lessee shall notify Lessor of any Punchlist Items by written notice given within five (5) business days following receipt of Lessor’s written notification of substantial completion of Lessor’s Work.  Lessee shall be deemed to have approved Lessor’s Work if Lessee does not deliver such a list to Lessor within such time period and to have approved all of Lessor’s Work except only properly and timely listed Punchlist Items.  The obligation of Lessor regarding Punchlist Items shall be to complete the same to industry standard as soon as possible.  Lessor shall have complete access to the Premises for the purpose of performing punchlist work.  Any dispute as to Punchlist Items shall be resolved by an architect or other qualified professional designated by Lessor, but such dispute shall not delay the date upon which Lessor’s Work is deemed substantially complete.

SCHEDULE 1

WOODSIDE CORPORATE PARK
Tenant Improvement Standards
Two and Three Greystone

GENERAL REQUIREMENTS

These standards shall be used in conjunction with Tenant’s space plan and tenant improvement (TI) allowance granted by Landlord to determine TI costs and allocation of those costs between Tenant and Landlord.

All items herein are to be provided (i.e., furnished and installed) as part of TI unless noted otherwise (e.g., “provided in building shell”).

DOORS, FRAMES, RELITES & DOOR HARDWARE

•
Entry Doors: 3’-0” x 8’-0” solid core, Bubinga wood veneer, lightly stained to building standard reddish tone and lacquered at entrances from public core areas. Schlage, Sparta, “D” Series lockset style, keyed into building master system; all hardware brushed chrome finish; Timely frame; door/frame assembly 20-minute fire rated “S” labeled (certain first flood doors required to be 90-minute fire rated “S” labeled assemblies, verify with architect). Omit

•	Interior Doors: 3’-0” x 8’-0” solid core, Bubinga wood veneer, lightly stained to building standard reddish tone; Schlage Sparta, passage set or lockset as specified; Timely standard color frame.

•	Relites: When indicated, Omit 1’-0” to 3’-0” Add on WGS plan width x7-0” relite adjoining door with Timely frame. Provide 14”x7’-0” wired glass relite at the side of every entry door off a corridor.

CEILING TILE AND GRID

•
Suspended acoustical ceiling grid with 2’x 4’ configuration is provided in building shell. Building standard “Second Look” tegular suspended acoustical ceiling tiles are stocked on each floor, tenant to install throughout tenant space. Slack wires for all light fixtures to be installed during tenant space construction.

FINISHES

•	Corridor Walls: Constructed by Landlord

•
Exterior Perimeter Walls: Metal framing and batt insulation provided in building shell: provide 5/8” gypsum board at wall and sill (caulk joint at window frames). Finish and paint as interior walls in TI.

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Demising Walls: Construct to structure; 3½”, 20 gauge metal studs at 16” on center with 5/8” gypsum board on each side; smooth finish tenant side (no gypsum on adjacent tenant side); 3½” sound attenuation batt insulation in walls, sound caulking at floor slab and structure above; cut in opening to allow for double sound lined elbows for return air in plenum.

•	Interior Walls: Constructed to underside of suspended ceiling: 3½”, 25-guage metal studs at 24” on center with 5/8” gypsum board on each side; smooth finish.

•	Window Blinds: 1” horizontal mini-blinds at all exterior windows provided in building shell; color to be clear anodized aluminum.

•	Paint: Color to be selected Omit from Landlord’s paint palette Add “by Tenant”. One coat of PVA gypsum primer and tow coats of latex paint, eggshell finish to be applied to walls.

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Carpets: Interface “I-brand” 30oz/yd yarn weight, direct glue down. Color to be selected from standard books or Landlord’s standard palettes. Add Optional selection of 26oz. Antron level loop carpet tile.

•	Base: 4” Roppe, rubber cove base. Add top set base at carpet areas. Remove cove base where existing at carpet locations.

•	VCT: Mannington, 12”x12” tile; to be selected from standard options or Landlord’s standard palettes.

MILLWORK

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Upper/Lower Cabinets and Counter Tops: High pressure plastic laminate to be selected add by tenant designer omit from Landlord’s building standard color selections; brushed chrome wire pulls, concealed hinges and drawer guides to be used on cabinetry; number of shelves shall be noted on plans. Shelving not exposed to view, and all cabinet interiors to be melamine.

SPECIALTIES

•	Signage: Provide tenant signage at suite entry door per Landlord’s standard within building corridor and at building directory.

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Fire Extinguisher: Provide a semi-recessed cabinet with full glass door. One fire extinguisher, with rating of not less than 2-A: 10B, for each 3,000 USF within Tenant’s space; travel from any portion of building not to exceed 75 feet, install in Tenant’s space at location to be determined by Landlord and City of Beaverton Fire Marshal.

ELECTRICAL

Electrical service is 1600A, 480Y/277V, 3 phase, 4wire, providing 19.8 watts per square foot electrical density throughout the building. Available capacity to Tenant is as follows:

Available at 208Y/120V =                                                     5.5 W /sq.ft. from the spare capacity of (3) 112.5KVA transformers, one panel for each floor

Available at 280Y/277V =                                                      6.5 W /sq.ft. from existing 480Y/277V panels and main switchgear.

Total Capacity to Tenant =                                                      12.0 W /sq.ft.

Tenant Lighting Load =                                                      1.5 W /sq.ft. (maximum load allowed by Oregon Energy Code)

Total capacity to Tenant =                                                     10.5 W/sq.ft.
plus tenant lighting (note that in addition to the 5.5 W/sq.ft. already available at 208Y/120V, more 120V power can be obtained by the tenant installing transformers in their tenant space to step down building 480V voltage to 208Y/120V).

Power distribution system needs to include dedicated panels for mechanical equipment, lighting and “utilization” voltage (208Y/120V for computers and general-purpose loads), respectively. A transient voltage surge suppression is provided at the main switchgear to protect tenant’s electronic equipment from power transients originating from outside the building due to cut power lines, switching at the nearby utility substation, etc.

The building included provisions for future fiber optic service. The main electrical room is connected to the utilities and building campus as follows: (2) 4” conduits including innerduct for future fiber optic cable for telephone and (1) 2” conduit for cable TV, and pathways to other buildings on the campus through (2) 4” conduits.

Tenants are required to install their LAN and phone system equipment within their tenant space. Three 4” sleeves are provided for telephone/fiber optics linking the 1st and 2nd floor electrical rooms.

Lighting consists of dedicated lighting panels for each floor’s electrical room.

Tenant spaces include one 2’x 4’ 3-lamp, 18 cell parabolic light fixture fluorescent luminaries with single electronic ballasts and (3) T8 fluorescent lamps for every 105 square feet stocked on each floor for use as general purpose office lighting.

There is full coverage of emergency lighting in all lobby, stairwell, restroom and utility rooms.

The fire alarm system is a microprocessor-based system with zoned initiation circuits for manual pull stations and automatic detectors (smoke and heat detectors) and ADA compliant alarm devices (strobes and horn/strobes) within all public spaces and restrooms, and an autodialer for contacting service in event of alarm.

The existing fire alarm system can be expanded for additional initiation circuit zones leading to tenant spaces. Tenants are required to add power supply cabinets for alarm device circuits as needed to provide additional coverage within their space.

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Switching: Single level switching for each room, with ivory cover plate and occupancy sensors or sweep controls in open office areas, as required per code, tied into building lighting management system.

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Convenience Power: 110v duplex outlets with ivory coverplates and mounted at 15” (typical), connected to existing subpanel in electrical room on each floor. Items connected to outlets shall not exceed 7 watts per usable square foot. Three outlets are to be provided per office and one floor mount per four workstations, unless otherwise approved by Landlord. Add provide a minimum of one 20 amp circuit per four work stations.

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Telephone Board: A 4’x 8’x ¾“ telephone terminal board with 110v 20-amp dedicated outlets provided in electrical room on first floor in building shell. Additional boards or outlets, if required, will be included in TI documents. Tenant shall be responsible for installation and distribution of telephone system from shell board. Single mud ring and pull string shall be provided in each office and at other designated locations; Tenant’s vendor shall install dual data/phone outlets from a single mud ring and cover outlets with ivory cover plates.

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Telephone & Data Jacks: Mud ring mounted at 15” and pull string to above ceiling; wiring, connections and ivory coverplates to match building standard, by Tenant’s vendor. Tenants are required to run data and communication cabling in bundles in an orderly fashion. Cables to be run parallel with columns and gridlines. Follow ANSI/TIA/EIA-568-A guidelines for commercial building wiring

Tenant’s electrical is to have a minimum of a performance specification and approval of subcontractor’s design and inspections by landlord’s approved electrical engineer.

PLUMBING

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Sinks: Elkay #LR-2522 or #LR-2219 (if sink required due to size constraints); stainless steel bowl. Insulate all drain pipes. Provide individual water heaters within cabinetry at all tenant sink locations

•	Faucets: Delta 100 series; chrome finish
•	Water Heater (point-of-use): AO Smith DEL-6, provide T&P valve and route to new floor drain

MECHANICAL

The HVAC system consists of (2) 60 ton rooftop VAV units serving fan-powered terminal units within electric heat at perimeter zones and shutoff terminal units at interior zones. Interior zones shall not exceed 1,800 useable square feet. Perimeter zones shall not exceed 600 useable square feet. Corner offices shall be on separate zones regardless of size. Conference rooms to accommodate more than four people to be on separate zones. Adjacent tenants not to be served off same terminal units.

All terminal units to be connected to building energy management system (EMS) (Trane Tracer); new terminal units added as part of Tenant Improvement work to be programmed into EMS system by factory certified contractor.

New TI work to be rebalanced by an independent air balancer.

Add Mechanical contractor to prepare AutoCAD as-built drawings and two hardcopies of all TI work and deliver to Landlord

Tenant’s HVAC is to be fully engineered and inspected by Landlord’s engineer and installed be Landlord’s approved HVAC subcontractor. Add Tenant to review and approve Mechanical Plans prior to construction.

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Ductwork: Low pressure supply ductwork to be installed from existing VAV boxes to individual zone spaces. Supply diffusers to be linear slot-type at perimeter zones. Interior zones to be 24x24 T-bar-type diffusers or frames to match ceiling type. Return grilles to be 24x24 T-bar-type grilles or frames to match ceiling type with acoustical sound boots, typical to shell.

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Zoning: Provide separate zones for conference rooms, corner offices, reception areas and other unique zones. No terminal unit to be shared between tenants. Tenant may add additional terminal units as necessary and coordinate connection with shell ductwork.

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Temperature Sensors: Use landlord-provided temperature sensors for the VAV units provided in the shell. Sensor locations to be reviewed for approval by Landlord. Add additional temperature sensors upon addition of terminal units. Program additional terminal units into existing TRANE EMS system. All control to be by contractor certified for TRANE system.

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Exhaust: Provide additional exhaust fan to transfer plenum air in data/telecom rooms if heat-producing equipment less than 6,000 Btu/hr. is added to the space. Set the thermostat to cycle fan on at 80F.

•	Additional Cooling: Provide additional separate mechanically cooled system to serve any heat-producing equipment greater than 6,000 Btu/hr.

FIRE PROTECTION

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Sprinklers: Quick response heads, semi-recessed, white escutcheons. Heads provided in building shell adequate for open office use, additional heads as required by Tenant’s space plan shall be added in TI. All heads will be centered in 2’x 2’ portion of ceiling tile.

SECURITY

The building has a security system with proximity card readers at exterior doors on the main level as described below, with boxed for future card readers at the stairwells as tenants are added. The system is sized to allow expansion to future detection devices such as motion sensors and glass-break sensors on an as-need basis.

The card access system for this Class A office building is manufactured by Keri Systems. The following are the features and benefits of the installed system.

•	All exterior 1st floor doors will have automatic locking/unlocking features based upon time of day, day of week, and holiday schedule.

•	The north and south doors will unlock during normal business hours and allow egress during non-business hours.

All doors will unlock during a fire alarm condition, and will have green emergency override switches to allow emergency egress.

EXHIBIT “C”

SIGN CRITERIA

Conformity by Lessee to the following Sign Criteria requirements shall be strictly enforced and are terms and conditions of the Lease.

1.           GENERAL REQUIREMENTS
1A.           The term “signage” as used herein and elsewhere within the Lease shall include, but not be limited to, any signs, placards, banners, pennants, lettering, insignias, trademarks, marquees, art work and any and all other display and advertising materials.

1B.           Lessee shall not install or display any Signage anywhere on the Premises, Project or Property without Lessor’s prior written consent, which Lessor may withhold in its sole discretion. Such Signage approval by Lessor, shall include, but not be limited to, Lessee signage installed or displayed on or attached to any glass areas, doors, roofs, walls, landscaped areas, walkways, vehicles, machinery or other apparatus, whether permanently affixed to or from time to time on or about the Property.

1C.           Lessor reserves the right to designate the location and quantity of all Lessee Signage.

1D.           The size, design, content, color and other physical aspects of Lessee signage, as well as the materials, fabrication and installation methods to be employed, must be approved by Lessor, in writing, prior to commencement of any Signage fabrication or installation. No exposed conduit, tubing, “J” box or raceway is permitted on any Lessee Signage. Flashing, moving or audible Lessee Signage is prohibited.

1E.           All Lessee Signage must comply with any and all governing laws, codes, regulations, covenants and restrictions. No labels will be permitted on the exposed surface of any Lessee Signage, except those labels required by any governing authority.

1F.           Lessor reserves the right to withdraw its approval and thereby designate as disapproved any previously approved Lessee Signage.

1G.           All direct, indirect and any associate costs and expenses related to Lessee Signage, included but not limited to installation, maintenance, removal and restoration of Lessee Signage and any affected areas of the Property, shall be at Lessee’s sole cost and expense.

1H.           Should Lessee fail to maintain its Signage at a standard to be determined by Lessor in its sole discretion then Lessor may, without any recourse by Lessee or liability by Lessor to Lessee, remove or restore such sub-standard Signage. Any Lessee Signage removed or restored on behalf of Lessee by Lessor, shall be at Lessee’s sole cost and expense, payable immediately upon demand by Lessor.

1I.           Lessor reserves the right to require Lessee to utilize vendors preapproved or designated by Lessor for all Lessee Signage and Signage related matters. In the event Lessor designates, refers or approves a specific sign vendor, Lessor shall not be responsible or liable in any way for disputes between such vendor and Lessee.

1J.           Lessor reserves the right to require Lessee to have Signage and, if so required, Lessee Signage must be completed and installed within 60 days after Lessee’s Lease Term commences.

1K           All Lessee Signage shall only contain Lessee’s choice of either its legal name or its Trade Name as it appears in the Lease. No Lessee Signage or Lessee Signage content shall create any claim, expressed or implied of a Transfer as defined in the Lease.

1L. Upon expiration or earlier termination of the Lease, or if Lessee installs or displays Signage which does not comply with the terms and conditions of this Sign Criteria, Lessor, in addition to any other remedy, reserves the right to require Lessee to remove its Signage, or any part thereof, and to require Lessee to repair and restore all areas and surfaces of the Property affected by such removal. Such restoration and repair work shall include, but not be limited to, removal of any associated electrical wiring, patching of damaged areas and painting to match surrounding surfaces. Should Lessee, after demand by Lessor, fail to remove any Signage designated for removal by Lessor or fail to repair and restore any affected areas, Lessor shall have the right to do so at Lessee’s sole cost and expense.

EXHIBIT “D”

RULES AND REGULATIONS

1.01           The following Rules and Regulations now in effect govern Lessee’s use of the Premises and any part of the Project or Property used in common by Lessee. Lessee will be bound by such Rules and Regulations and agrees to cause Lessee’s employees, agents, contractors, suppliers, invitees and licensees to observe the same.

1.02           Wherever Lessor provides standard window coverings, such coverings shall not be altered, removed or replaced by Lessee. Wherever Lessor does not provide standard window coverings, selection and installation or window coverings by Lessee shall be subject to Lessor’s prior written approval. If Lessor objects to any item attached to, or used in connection with or on any window, other glass area, or interior or exterior wall Lessee will immediately upon notification remove such objectionable item or discontinue such use. Further, Lessee agrees not to place anything in close proximity to any window or glass area of the Premises which may appear from the outside of the Premises.

1.03           Lessee will not use any sidewalks, hallways, entrances, elevators, stairways, exits, lobbies or any other areas used in common by lessees of the Property other than for normal ingress or egress; Lessee shall not obstruct use of any such area. Lessor will in all cases retain the right to control and prevent access to such areas by all persons whose presence in the sole judgment of Lessor would be prejudicial to the safety, character, reputation and/or interest of the Property and/or its lessees. Neither Lessee nor its employees, agents, contractors, suppliers, invitees or licensees shall go on any roof or ladder, in any mechanical rooms, or climb on any exterior structures of any nature on the Property without Lessor’s prior written consent.

1.04           Lessor reserves the right, exercisable without notice and without liability to Lessee, to change the name, street and/or address of any part of the Property. With the exception of Lessee’s address, Lessee shall not use the name of the Property or any part thereof in connection with promoting or advertising Lessee’s business. Lessor will have the right to prohibit publicity by Lessee which in Lessor’s opinion impairs the reputation or marketability of the Property or any part thereof.

1.05           Lessee shall not keep or allow to be used any foul or noxious gas or substance in or about the Premises. Nor shall Lessee occupy or use the Premises in any manner which is objectionable or offensive to other lessees or Lessor by reason of odor, noise, vibration or interference in any way. Any equipment or device of Lessee which causes noise or vibration that may be transmitted to any structural portion of the Property or to any part therein to such a degree as to be objectionable to any lessee or Lessor must be approved in writing by Lessor prior to its installation and be placed and maintained by Lessee, at Lessee’s expense, on vibration eliminators or other devices sufficient to eliminate such noise or vibration. Lessee shall keep the Premises free of mice, ants, bugs and other vermin.

1.06           Lessee will not use or keep in the Premises, or on or about the Property, any kerosene, gasoline or flammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of general office equipment, for which Lessor has been previously advised and give its consent.

1.07           Lessor reveres the right to exclude or expel from the Property any person who, in the Lessor’s judgment is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Property.

1.08           Lessee shall not alter or re-key any lock or bolt or install any new or additional locks or bolts on any doors of the Premises without prior written consent from the Lessor. Upon the termination of its tenancy, Lessee will provide Lessor with all keys, whether furnished or otherwise procured, and shall be responsible for the cost of replacing any keys that are lost.

1.09           The Premises shall not be used for lodging nor for any improper, immoral or objectionable purpose. No cooking will be done or permitted on the Premises or elsewhere on the Property without Lessor’s consent, except that the preparation of coffee, tea, hot chocolate and similar beverages and employee use of a microwave oven is permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances and manufacturer’s guidelines and recommendations.

1.10           Lessee will not solicit business from other lessees of the Property, Canvassing, soliciting, peddling and distribution of handbills or any other written material is prohibited, and Lessee will cooperate with Lessor to prevent such activities.

1.11           Lessee agrees to comply with and not restrict or impair in any way, all safety, fire protection and evacuation procedures and regulations established by Lessor or any government agency. Lessee shall not do or permit any act or bring anything on the Property or any part thereof which shall obstruct or interfere with the rights of other lessees.

1.12           Except for the ordinary hanging of pictures and wall decorations, Lessee will not mark, drive nails, screw, cut or drill into the partitions, woodwork, ceilings or plaster, or in any way deface, mar, paint or penetrate the Premises or any part of the Property, except in accordance with the Lessee Alteration provisions of the Lease. Additionally, Lessee will not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor.

1.13           No electrical wiring, outlets or apparatus shall be installed or altered by Lessee, except in accordance with the Lessee Alteration provisions of the Lease. Lessor reserves the right to direct where and how telephone and other telecommunication wires are to be introduced to the Premises. Lessee may not alter or overburden the designed capacity of any existing electrical outlets.

1.14           Lessee shall not place or affix any radio or television antennas, satellite dishes, loudspeakers or other similar devices, awnings, outside furniture, etc. on the roof, exterior walls or outside of any building or on any other part of the Property without Lessor’s prior written approval. Additionally Lessee will not place any signs, advertising, billboards, lighting, or any other devices or means of advertising or identification on property adjacent to the Property that in Lessor’s opinion obstructs, impairs, restricts or in any way, in Lessor’s opinion, negatively affects the Property or would not be permitted by the terms of this Lease or these Rules and Regulations if such action were taken on the Property,

1.15           Lessor reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought on to the Property. Such Lessor approved items shall be moved in or about the Property under the direction of Lessor and in a manner and at such times that will not inconvenience any lessee. Lessor reserves the right to prohibit or impose conditions upon the installation of objects which may overload any floor.

1.16           All parking facilities of the Property shall be regulation by Lessor and may be modified or amended and Lessor deems necessary. Lessee shall not permit or allow any vehicles that belong to or that are controlled by Lessee or Lessee’s employees, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Lessor for such activities. Users of the parking areas will obey all posted signs and not impede the flow of traffic. Washing, waxing, cleaning or servicing of any vehicle is prohibited. No campers, recreations vehicles or trailers are permitted and all disabled vehicles must be removed within 24 hours. “For Sale” signs or any other advertising is not permitted on or about any parked vehicle. No vehicles shall be brought into or kept in the Premises. Lessor reserves the right to tow, without cost or liability to Lessor, any vehicle: 1) parked in an unauthorized or illegal parking area or; 2) whose audio theft alarm system remains engaged for an unreasonable period; and 3) belonging to any violator of any of Lessor’s parking rules and regulations. Further, in addition to all of its other rights and remedies, Lessor reserves the right to refuse to permit any person to park within the Property who violates any of these or any other rules or regulations which Lessor may establish.

1.17           Lessee shall not do any act which will create any additional costs to maintain the appearance or cleanliness of any part of the Property. No dirt or other substances shall be disposed of anywhere on the Property, including but not limited to in any hallways, stairways, elevators or lobbies or on any parking areas, landscaping, walkways or in any other areas used in common with other lessees.

1.18           Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping Premises doors locked and all doors into common areas such as doors into entrances, public, corridors, lobbies, etc., closed, except for normal ingress and egress.

1.19           No signage, notices or advertisements may be place by Lessee anywhere outside of its Premises and all signage must comply with the Sign Criteria exhibit attached to and made a part of this Lease and any other terms and conditions of these Rules and Regulations and the Lease.

1.20           Lessee shall not use any method of heating or air conditioning other than as provided by Lessor without Lessor’s prior written consent.

1.21           Lessor may prohibit smoking within Lessee’s Premises, the Project, or any part thereof, and may require Lessee and any of its agents, employees, suppliers, customers, guests and invitees who desire to smoke, to smoke within specifically designated smoking areas which Lessor may change from time to time. It will be Lessee’s sole responsibility to ascertain from Lessor the specific smoking program in effect at the Property and the time of its lease commencement. Any smoke program implemented by Lessor will be strictly enforced.

1.22           Rest room partitions, mirrors, wash basins and other plumbing fixtures shall not be used for any purpose other that that for which they were constructed and no sweepings, trash or other substances shall be disposed of therein. Any damage or injuries caused by Lessee, its employees, agents, contractors, suppliers, invitees or licensees shall be borne directly by Lessee.

1.23           No heavy items may be transported by elevator if such item or items exceed the load capacity of the elevator. Lessee’s initial move in and subsequent deliveries of bulky items, such as furniture, equipment, supplies, merchandise, safes and similar items will be subject to reasonable scheduling and approval of persons moving such items by Lessor. Deliveries during normal office hours shall be limited to normal office supplies and other small items. Lessee shall be responsible for protecting elevator interior and exterior finishes and flooring whenever items are transported in them on Lessee’s behalf.

1.24           Lessee will not waste electricity, water or air conditioning and agrees to cooperate fully with Lessor in this regard and to comply with any Lessor or governmental energy-saving rules, laws and regulations.

1.25           Lessee understands that air conditioning and heating systems supply cool air and heat to large zones and regulated by zonal thermostats. Lessor shall determine the locations of, make any modifications to, and have exclusive control over all such thermostats, their settings, the zones and all parts of the system. Lessee aggress to cooperate with other parties within its zone(s) to maximize the comfort level of all parties and shall not touch, adjust, tamper with, or otherwise affect any thermostat or any part of the heating/cooling systems. Lessee will direct all problems related to heating/cooling systems directly to Lessor.

1.26           Lessor shall be under no obligation to provide heating or air conditioning services to the building during off hours (between 6:00 p.m. and 8:00 a.m., Monday through Friday and on non business days). Lessee may request additional heating or air conditioning during off hours and, should Lessor agree to supply such service, Lessee will reimburse Lessor for all costs and expenses incurred, as determined by Lessor in its sole discretion.

1.27           Lessor and its agents reserve the right to exclude from the building any unknown person, or any person otherwise improperly identified. Lessor shall in no case be liable for any damages for any error with regard to the admission to or exclusion from the building of any person. In the case of invasion, mob, riot, public excitement or any other circumstance which Lessor, in its sole discretion, believes will place lessees and/or the Property in jeopardy, Lessor reserves the right to prevent access to the building during the continuance of same by such action as Lessor may deem appropriate.

1.28           Lessee’s designated representative shall notify Lessor promptly of any required maintenance items for which Lessor is responsible. Employees of Lessor will not perform any work or do anything outside of their regular duties unless under special instruction by Lessor.

1.29           No Lessee shall employ any person or persons other than the janitor of Lessor for the purpose of cleaning its Premises unless otherwise agreed to by Lessor in writing. No Lessee shall cause any unnecessary labor by reason of Lessee’s carelessness or indifference in the preservation of good order and cleanliness. Lessor shall not be responsible to any Lessee for any loss of property on the Premises or on or about the Property, however occurring, or for any damage done to any effects of any lessee by the janitor or nay other employee or any other person.

1.30           Neither Lessee nor any of its employees, agents, contractors, suppliers, invitees or licensees may use on any portion of the Premises, Project or Property any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Lessor may approve or require.

1.31           These Rules and Regulations impose obligations upon Lessee which are in addition to the obligations of Lessee set forth in the Lease. Nothing in these Rules and Regulations will be construed in any way to diminish or to waive, in whole or in part, the terms, covenants, agreements and conditions of the Lease. In the event that provisions of both these Rules and Regulations and also of the Lease regulate the same subject matter, Lessee shall comply with all such provisions; if any such provisions are in direct conflict, the provisions of the Lease shall control. Lessor may waive any one or more of these Rules and Regulations for the benefit of any other lessee, but no such waiver by Lessor will be construed as a waiver of such Rules and Regulations in favor of Lessee, no obligate Lessor to grant any waiver (similar or dissimilar) to Lessee, nor prevent Lessor from thereafter, enforcing any such Rules and Regulations against any or all of the lessees of the Property. Waiver of one Rule or Regulation shall not constitute nor require any other waiver of the same or any other Rule or Regulation. Delay in enforcement by Lessor shall not constitute a waiver. A waiver by Lessor shall only be established by proof of a written waiver issued by Lessor expressly setting forth such waiver.

1.32           Lessor reserves the right to adopt such additional reasonable and non discriminatory Rules and Regulations (whether similar or dissimilar to these Rules and Regulations), and/or such amendments to any Rule or Regulation, as, in its judgment, may from time to time be appropriate and Lessee agrees to abide by all such additional Rules and Regulations and amendments which may be adopted.

EXHIBIT “F”

CONFIRMATION AMENDMENT

THIS CONFIRMATION AMENDMENT is entered into effective as of this ___ day of _______________, _______, by and between ______________________________ (“Lessor”), and

 (“Lessee”).

RECITALS:

A.           Lessor and Lessee are parties to that certain Lease dated (the “Lease Agreement”).  The defined terms used in the Lease Agreement shall have the same meanings when used herein.

B.           Lessor and Lessee desire to confirm certain matters regarding the Lease Agreement, as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.           Lessee has completed Lessor’s Work in accordance with the Plans and any properly authorized changes or amendments to the Plans.  Landlord completed Landlord’s Work on _________________________.

2.           The Commencement Date is                                                                                                           .  The Expiration Date is.

3.           The parties agree that the rentable area of the Premises is __________ square feet.  [If this figure differs from the figure set forth in the Lease Agreement, then the following revisions are made to Sections 1.01, 1.06, 1.07 and 1.09 of the Lease Agreement.]

4.           Except as expressly amended and confirmed hereby, the Lease Agreement remains in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, this Confirmation Amendment has been executed as of the date and year first above written.

LESSOR:	____________________________________ ____________________________________ By: Its:
LESSEE:	____________________________________ ____________________________________ By: Its: